UniCredit Bank

UGOVOR O KREDITU BR. RL 0203/24	**FACILITY AGREEMENT NO. RL 0203/24**
Sačinjen u Beogradu, dana 30. aprila 2024. godine, između:	Made in Belgrade, on 30 April 2024, by and between:
1. **UNICREDIT BANK SRBIJA A.D. BEOGRAD**, ul. Rajićeva br. 27 – 29, matični broj 17324918, PIB 100000170, broj računa kod NBS 908-17001-94 (u daljem tekstu: **Banka** ili **Davalac Kredita**); i	1. **UNICREDIT BANK SERBIA JSC BELGRADE**, St. Rajićeva no. 27 – 29, corporate ID no. 17324918, TIN 100000170, account with the NBS no. 908-17001-94 (hereinafter the **Bank, or the Lender**); and
2. **Meridian Tech društvo sa ograničenom odgovornošću Beograd**, ul. Bulevar Mihaila Pupina 10B, sprat 4, Beograd (Novi Beograd), matični broj 08724636, PIB 101694092, adresa za prijem elektronske pošte: info@meridianbet.rs (u daljem tekstu: **Klijent** ili **Korisnik Kredita**).	2. **Meridian Tech društvo sa ograničenom odgovornošću Beograd**, St. Bulevar Mihaila Pupina 10B, sprat 4, Beograd (Novi Beograd), corporate ID no. 08724636, TIN 101694092, e-mail address: info@meridianbet.rs (hereinafter: the **Client**, or the **Borrower**).
Napred navedene ugovorne strane u daljem tekstu biće zajedno označene kao: **Ugovorne strane**.	The parties hereto are collectively referred to as: the **Parties.**
Između Ugovornih strana ugovoreno je sledeće:	Now, therefore, the Parties have agreed as follows:
DEFINICIJE	**DEFINITIONS**
U ovom Ugovoru, sledeći izrazi imaju sledeća značenja, ukoliko kontekst ne nalaže drugačije:	In this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:
Datum stupanja na snagu: ima značenje koje je tom terminu dato u članu 2.1 ovog Ugovora.	**Effective Date**: shall have the meaning ascribed to such term in clause 2.1 of this Agreement.
Datum otpočinjanja: ima značenje koje je tom terminu dato u članu 2.2 ovog Ugovora.	**Commencement Date**: shall have the meaning ascribed to such term in clause 2.2 of this Agreement.
Datum isticanja: ima značenje koje je tom terminu dato u članu 2.2 ovog Ugovora.	**Expiration Date**: shall have the meaning ascribed to such term in clause 2.2 of this Agreement.
Dokumenta o obezbeđenju: označava sva sredstva obezbeđenja navedena u članu 5.1 Ugovora, kao i bilo koji drugi dokument kojim se ugovara, dokumentuje ili stvara osnov za davanje obezbeđenja za bilo koju obavezu bilo kog dužnika prema Banci u vezi sa ovim Ugovorom ili Finansijskim dokumentima.	**Security Document**: refers to all security instruments specified in clause 5.1 of the Agreement, as well as any other document stipulating, evidencing or creating security for any obligation of any obligor owed to the Bank in connection with this Agreement or the Finance Documents.

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Finansijski dokument: označava ovaj Ugovor, sva dokumenta o obezbeđenju, uključujući ugovore i instrumente obezbeđenja navedene u članu 5.1 ovog Ugovora, bilo koji ugovor o subordinaciji, sve ugovore o otvaranju računa, ili drugi dokument koji Davalac kredita i Korisnik kredita označe kao takav, uključujući sve priloge i prateća dokumenta predmetnih ugovora, kao i njihove izmene i dopune.	**Finance Document**: shall mean this Agreement, all security documents including agreements and security instruments listed in clause 5.1 of this Agreement, any subordination agreement, all account opening agreements, or any other document designated as such by the Lender and the Borrower, including all annexes and related documents of the aforementioned agreements, as well as their amendments and supplements.
GMGI: označava društvo GOLDEN MATRIX GROUP, INC., društva osnovanog po zakonima Sjedinjenih Američkih Država, sa sedištem na adresi Lindell Rd, Ste. D131 3651, Las Vegas, matični broj NV20081267768.	**GMGI:** means GOLDEN MATRIX GROUP, INC., a company incorporated under the laws of the United States, located at 3651 Lindell Rd, Ste. D131, Las Vegas, with the registration number NV20081267768.
Golden Matrix Group Srbija: označava društvo sa ograničenom odgovornošću Golden Matrix Group Beograd-Novi Beograd, društvo osnovanog u skladu sa zakonima Republike Srbije, sa sedištem na adresi Milutina Milankovića 1A, Beograd (Novi Beograd), matični broj 21999571.	**Golden Matrix Group Serbia**: means the limited liability company Golden Matrix Group Beograd-Novi Beograd, a company established under the laws of the Republic of Serbia, with its registered office at Milutina Milankovića 1A, Belgrade (New Belgrade), corporate ID number 21999571.
Jednokratna naknada za strukturiranje: ima značenje koje je tom terminu dato u članu 8.1 ovog Ugovora.	**One-Time Structuring Fee**: shall have the meaning ascribed to such term in clause 8.1 of this Agreement.
Jemac: označava društvo GMGI.	**Guarantor**: designates GMGI.
Kamata: ima značenje koje je tom terminu dato u članu 7.1 ovog Ugovora.	**Interest**: shall have the meaning ascribed to such term in clause 7.1 of this Agreement.
Kamatni period: ima značenje koje je tom terminu dato u članu 7.1 ovog Ugovora.	**Interest Period**: shall have the meaning ascribed to such term in clause 7.1 of this Agreement.
Krajnji datum dospeća Kredita: ima značenje koje je tom terminu dato u članu 9.1 ovog Ugovora.	**Final Maturity Date**: shall have the meaning ascribed to such term in clause 9.1 of this Agreement.
Kredit: ima značenje koje je tom terminu dato u članu 1.1 ovog Ugovora.	**Loan**: shall have the meaning ascribed to such term in clause 1.1 of this Agreement.
NBS: označava Narodnu banku Srbije.	**NBS**: shall denote the National Bank of Serbia.
Neto Dug/Ebitda: ima značenje koje je tom terminu dato u članu 10.2 ovog Ugovora.	**Net Debt/Ebitda**: shall have the meaning ascribed to such term in clause 10.2 of this Agreement
Obezbeđena potraživanja: označava sva sadašnja i buduća potraživanja (bilo postojeća ili buduća, stvarna ili uslovna) Davaoca kredita, prema svakom Korisniku kredita, svakom davaocu sredstva obezbeđenja, kao i prema GMGI kao Jemcu, na osnovu Ugovora o kreditu i drugih Finansijskih dokumenata, sa kasnijim izmenama, modifikacijama, dopunama, izmenjenim i prečišćenim tekstovima, kao i u slučaju prenova (novacije), uključujući bez	**Secured Claims**: shall mean all present and future claims (whether existing or future, actual or contingent) of the Lender against each Borrower, each provider of security, and against GMGI as Guarantor, under the Loan Agreement and other Financial Documents, with subsequent changes, modifications, supplements, restated versions, as well as in the case of renewal (novation), including without limitation all ancillary claims, claims arising from unjust enrichment or

ograničenja sva sporedna potraživanja, potraživanja koja proizlaze kao posledica sticanja bez osnova ili prouzrokovanja štete, bilo kojeg povećanja glavnice ili kamate ili produženja dospeća, a u svakom slučaju zajedno sa kamatama, troškovima i naknadama koje Davalac kredita snosi u vezi sa zaštitom, održavanjem svojih potraživanja i prava, odnosno u vezi sa izvršenjem svojih prava.	causing damage, any increase in principal or interest or extension of maturity, and in any case together with interests, costs, and fees incurred by the Lender in connection with the protection, maintenance of its claims and rights, or in connection with the enforcement of its rights.
Period raspoloživosti: ima značenje koje je tom terminu dato u članu 2.3 ovog Ugovora.	**Availability Period**: shall have the meaning ascribed to such term in clause 2.3 of this Agreement.
Potvrda o usaglašenosti: označava potvrdu o usaglašenosti (*compliance certificate*) koju Korisnik kredita dostavlja Davaocu kredita u skladu sa ovim Ugovorom, u formi koja suštinski odgovara modelu datom u Prilogu 2 (*Obrazac Potvrde o usaglašenosti*) ovog Ugovora.	**Compliance Certificate**: means the compliance certificate that the Borrower must submit to the Lender in accordance with this Agreement, substantially in the form set out in Schedule 2 (*Compliance Certificate Form*) of this Agreement.
Promena kontrole: znači: (a) da GMGI prestane da kontroliše (pravno i stvarno, direktno ili indirektno) Korisnika kredita; ili (b) da i GMGI i Golden Matrix Group Srbija prestanu da budu vlasnici (direktno ili indirektno, pravno i stvarno) 100% udela u osnovnom kapitalu Korisniku kredita. Za potrebe ove definicije "**kontrola**" jednog lica od strane drugog označava pravo (bilo putem vlasništva nad udelima ili akcijama, ovlašćenja, ugovora, zastupanja, ili na drugi način) da: (A) glasa, ili kontroliše glasanje više od polovine maksimalnog broja glasova na sednici skupštine društva; (B) imenuje ili razrešava sve, ili većinu, direktora ili drugih sličnih odgovornih lica i rukovodilaca u društvu; (C) daje uputstva i naloge u pogledu operativnih i finansijskih politika tog lica koje direktori ili drugi njima ekvivalentni rukovodioci i odgovorna lica moraju da poštuju; ili (D) pravno ili stvarno poseduje više od 50% udela u tom licu.	**Change of Control**: means: (a) GMGI ceases to control (legally and factually, directly or indirectly) the Borrower; or (b) each GMGI and Golden Matrix Group Serbia cease to be the owners (directly or indirectly, legally, and beneficially) of 100% of the shares in the share capital of the Borrower. For the purposes of this definition, "**control**" of one entity by another refers to the right (whether through ownership of shares or interests, authority, contract, representation, or otherwise) to: (A) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the company; (B) appoint or remove all, or the majority, of the directors or equivalent officers of the company; (C) give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or (D) the holding beneficially of more than 50 % of the issued share capital of the company.

Slučaj povrede ugovora: ima značenje koje je tom izrazu dato u članu 12.1 ovog Ugovora.	**Event of Default**: shall have the meaning ascribed to such term in clause 12.1 of this Agreement.
Ugovor: predstavlja ovaj ugovor o kreditu br. RL 0203/24.	**Agreement**: shall represent this loan agreement no. RL 0203/24.
Zahtev za povlačenje: ima značenje koje je tom terminu dato u članu 4.1 ovog Ugovora i predstavlja zahtev u formi koja odgovara modelu datom u Prilogu 1 (*Forma zahteva za povlačenje*).	**Utilisation Request**: shall have the meaning ascribed to such term in clause 4.1 of this Agreement and designates a notice in the form set out in Schedule 1 (*Utilisation Request Form*).
Značajno nepovoljni uticaj: označava bilo koji događaj (ili niz događaja) ili okolnosti koje, po opravdanom mišljenju Davaoca kredita, imaju značajno nepovoljan uticaj na: (a) pravnu i poslovnu sposobnost, poslovanje i delatnost Korisnika kredita, imovinu ili finansijsko stanje Korisnika kredita; (b) sposobnost Korisnika kredita ili GMGI da izvršavaju svoje obaveze iz Finansijskih dokumenata u kojima su ugovorne strane; (c) punovažnost, izvršivost, zakonitost ili rangiranje (red prvenstva) bilo kog sredstva obezbeđenja koje je dato ili je predviđeno da je dato na osnovu nekog od Finansijskih dokumenata, odnosno na prava ili pravna sredstva Davaoca kredita iz nekog od Finansijskih dokumenata; (d) pravo svojine Klijenta na nepokretnostima koje su predmet hipoteke u skladu sa ovim Ugovorom.	**Material Adverse Effect**: means any event (or series of events) or circumstances which, in the reasonable opinion of the Lender, have a material adverse effect on: (a) capacity, the business, operations, property, condition (financial or otherwise) of the Client; or (b) the ability of the Client or GMGI to perform its obligations under the Finance Documents they are a party to; (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents; (d) ownership title of the Client over the property which is subject to mortgage under this Agreement.
Član 1 – Iznos i valuta Kredita	**Clause 1 – Loan Amount and Currency**
1.1 Kredit će biti stavljen Klijentu na raspolaganje u obliku Kredita u dinarima. Kredit će biti odobren, u skladu sa članom 4. u nastavku, i u potpunoj saglasnosti sa odredbama ovog Ugovora (u daljem tekstu: **Kredit**). Iznos Kredita ni u jednom trenutku ne može premašiti iznos od **RSD 2.350.000.000** (slovima: **dve milijarde tri stotine pedeset miliona dinara**) i služiće kao osnov za izračunavanje takvih iznosa kao što su dugovana glavnica, kamata, naknade, kao i drugih iznosa definisanih ovim Ugovorom. 1.2 Ugovorne strane su saglasne da se isplata i otplata svih relevantnih iznosa, kao što su obračunata kamata, dugovana glavnica,	1.1 The Loan shall be made available to the Client in the form of a loan in dinars. The Loan shall be granted in line with Clause 4 below, and fully in line with the provisions of this Agreement (hereinafter: the **Loan**). The Loan may not exceed at any time the amount of **RSD 2,350,000,000** (in words: **two billion three hundred fifty million dinars**) and it shall serve as a basis for the calculation of amounts such as principal, fees and other amounts payable and provided under this Agreement. 1.2 The Parties agree that all relevant amounts, such as the accrued interest and outstanding principal, shall be paid and repaid in RSD.

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naknade i troškovi, vrši u dinarima.	
1.3 Klijent će otplaćivati ovaj Kredit, tj. sve plative iznose po ovom Ugovoru kao što su dugovana glavnica, kamata, povezani troškovi i svi drugi plativi iznosi, u skladu sa odredbama ovog Ugovora, blagovremeno i u potpunoj saglasnosti sa odredbama ovog Ugovora.	1.3 The Client shall repay this Loan i.e. all amounts payable hereunder such as the outstanding principal, interest, related costs and all other payable sums in accordance with the provisions hereof, timely and in full compliance with provisions hereof.
Član 2 – Period raspoloživosti	**Clause 2 – Availability Period**
2.1 Ovaj Ugovor stupa na snagu i proizvodi prava i obaveze za Ugovorne strane od dana kada bude propisno potpisan od strane ovlašćenih predstavnika obe Ugovorne strane (u daljem tekstu **Datum stupanja na snagu**).	2.1 This Agreement shall become effective and produces rights and obligations for the Parties from the day it is duly signed by the authorized representatives of both Parties (hereinafter the **Effective Date**).
2.2 Banka se obavezuje da odobri Kredit i stavi na raspolaganje Klijentu, u skladu sa odredbama ovog Ugovora, u roku koji počinje 2 (dva) radna dana (subote, nedelje i praznici se ne računaju) od Datuma stupanja na snagu (u daljem tekstu **Datum otpočinjanja**) i ističe **u roku od 6 (šest) meseci od Datuma stupanja na snagu,** što pada na dan 30. oktobra 2024. godine (u daljem tekstu **Datum isticanja**).	2.2 The Bank undertakes to grant and advance the Loan to the Client, in line with the provisions hereof, within period commencing 2 (two) business days (Saturdays, Sundays and holidays excluded) from the Effective Date (hereinafter the **Commencement Date**) and expiring within 6 (six) months from the Effective Date, which falls on 30 October 2024 (hereinafter the **Expiry Date**).
2.3 Period određen u prethodnom stavu jeste **Period raspoloživosti**.	2.3 The period defined in previous para shall be referred to as the **Availability Period**.
2.4 Nikakva povlačenja sredstava Kredita neće biti moguća izvan Perioda raspoloživosti.	2.4 The Loan may not be drawn down outside the Availability Period.
2.5 Period raspoloživosti može biti eksplicitno produžen od strane Banke, u pisanoj formi na osnovu prethodnog pisanog zahteva Klijenta, a koji Banka primi najmanje 15 (petnaest) radnih dana pre Datuma isticanja; Banka neće biti obavezna da odobri ovo produženje Perioda raspoloživosti već će to biti samo mogućnost na koju Banka ima diskreciono pravo.	2.5 The Availability Period may be explicitly extended by the Bank in writing based on a written application made by the Client and received by the Bank at least 15 (fifteen) business days prior to the Expiry Date. However, the extension of the Availability Period shall not be an obligation of the Bank but only a possibility exercised at the Bank's sole discretion.
Član 3 – Namena Kredita	**Clause 3 – Loan Purpose**
3.1 Klijent će koristiti Kredit samo za svrhu finansiranja likvidnosti.	3.1 The Client shall use the Loan only for the purpose of liquidity financing.
3.2 Banka neće snositi nikakvu odgovornost za način korišćenja iznosa Kredita od strane Klijenta.	3.2 The Bank shall not bear any responsibility for the manner in which the Loan amount is used by the Client.

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3.3 Klijent se obavezuje da, na zahtev Banke, omogući kontrolu namenskog korišćenja Kredita najkasnije u roku od 15 (petnaest) kalendarskih dana, od dana korišćenja svake tranše Kredita, odnosno od dana kada Banka zatraži podatke radi vršenja takve kontrole, dostavljanjem dokumentacije (kopije izvoda, izjave i sl.), kojom će opravdati namenu odobrenog Kredita po ovom Ugovoru, ukoliko takva dokumentacija nije prethodno dostavljena. Banka navedene obaveze može proveravati i pre povlačenja sredstava što ne isključuje kontrolu i praćenje namene navedene u ovom stavu.	3.3 Client is obliged to, at the request of the Bank, enable control of the intended use of the loan within 15 days at the latest, from the day of use of each tranche of the loan, i.e. from the day when the Bank requests data for such control, by submitting documentation (copies of statements, statements, etc.), which will justify the purpose of the approved loan under this Agreement, unless such documentation has been previously provided. The Bank may verify these obligations even before withdrawing funds, which does not preclude control and monitoring of the purpose set out in this paragraph.
Član 4 – Odobravanje Kredita	**Clause 4 – Loan Approval**
4.1 Uz uslov potpunog ispunjenja svih odredbi ovog Ugovora, a naročito uz uslov ispunjenja svih prethodnih uslova iz člana 5.2 ovog Ugovora, Banka će odobriti Kredit Klijentu u roku od 2 (dva) radna dana po prijemu zahteva za povlačenje (u daljem tekstu **Zahtev za povlačenje**) od Klijenta, u formi koja je u svemu saglasna formi datoj u Prilogu 1 (*Forma zahteva za povlačenje*) ovog Ugovora, propisno potpisanog od strane ovlašćenog zastupnika Klijenta i overenog službenim pečatom Klijenta, ako ga Klijent koristi.	4.1 Subject to full compliance with all provisions of this Agreement, and particularly the fulfilment of all the conditions precedent outlined in clause 5.2 of this Agreement, the Bank shall grant the Loan to the Client within 2 (two) business days upon receipt of the Utilisation Request (hereinafter referred to as the **Utilisation Request**) from the Client, in a form consistent with the form set forth in Schedule 1 (*Utilisation Request Form*) of this Agreement, duly signed by the authorized representative of the Client and certified by the official seal of the Client.
4.2 Kada je jednom primljen od strane Banke, Zahtev za povlačenje će se smatrati neopozivim i Klijent će biti obavezan da izvrši povlačenje, odnosno plaćanje u skladu sa istim. Kredit će biti isplaćen u tranšama, unutar 6 (šest) meseci grace perioda. Nakon 6 (šest) meseci grace perioda, ukupan iznos povučenih sredstava Kredita ulazi u plan otplate.	4.2 Once it has been received by the Bank, the Utilisation Request shall be deemed irrevocable and the Client shall be required to make the respective drawdown, i.e. payments accordingly. The Loan will be disbursed in tranches, within 6 (six) months of grace period. After 6 (six) months grace period total of drawdown amount of the Loan will enter into repayment schedule.
4.3 Uz uslov potpunog ispunjenja svih odredbi ovog Ugovora, a naročito uz uslov ispunjenja svih prethodnih uslova iz člana 5.2 ovog Ugovora, Banka će odobriti povlačenje Kredita u više tranši, u skladu sa Zahtevima za povlačenje, dokle god iznos dugovane glavnice ne prevazilazi iznos Kredita definisan u članu 1.1. ovog Ugovora.	4.3 Subject to full compliance with all provisions of this Agreement, and particularly the fulfilment of all the conditions precedent outlined in clause 5.2 of this Agreement, the Bank shall approve the disbursement of the Loan in multiple tranches, in accordance with the Utilisation Requests, as long as the amount of the outstanding principal does not exceed the amount of the Loan defined in clause 1.1 hereof.

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4.4 Banka će obavestiti Klijenta kada relevantni iznos Kredita bude odobren na njegovom računu ili na drugi način stavljen na raspolaganje Klijentu, u skladu sa njegovim instrukcijama.	4.4 The Bank shall notify the Client that the relevant disbursement under the loan facility has been credited to the Client's account or otherwise made available to the Client subject to its instructions.
4.5 Banka ima pravo da Kredit ne pusti u tečaj na osnovu Zahteva za povlačenje ukoliko je Klijent u docnji, odnosno ukoliko ima dospele, a neplaćene obaveze kod Banke po bilo kom pravnom poslu zaključenom sa Bankom i/ili ukoliko u momentu zahtevanog puštanja Kredita u tečaj Klijent ima evidentiranu neizmirenu obavezu kod Prinudne naplate u NBS ili ima evidentiranu Privremenu meru zabrane raspolaganja sredstvima na tekućem računu.	4.5 The Bank is entitled not to advance the Loan based on the Utilisation Request if the Client is in default and/or if it has overdue obligations towards the Bank under any legal transactions concluded with the Bank and/or if at the time of requested disbursement there is a record of the outstanding obligation of the Client with the NBS Enforced Collection Department or an interim injunction prohibiting disposal of funds on the current account.
4.6 Ugovorne strane su saglasne i potvrđuju da Banka primenjuje u svom poslovanju načela i Grupnu politiku za reputacioni, socijalni i rizik ugrožavanja životne sredine u sektoru proizvodnje/trgovine ugljem i proizvodnje električne energije iz uglja, a koja je usklađena sa uslovima definisanim Pariskim sporazumom iz 2015. godine, odnosno kriterijumima o očuvanju životne sredine i uticaja na životnu sredinu u skladu sa poslednjim petim izveštajem o proceni IPCC-a (Međuvladin panel za klimatske promene) kao nadležnog tela Ujedinjenih Nacija za ocenu nauke vezane za klimatske promene i svakim sledećim izveštajem tog ili bilo kog merodavnog tela koje menja IPCC. S tim u vezi, ugovorne strane unapred potvrđuju da im je poznato i da su upozoreni da je odluka Banke da se suzdržava od finansiranja projekata u segmentu fosilnih goriva, ali i projekata vezanih za vađenje uglja za termoelektrane i za proizvodnju struje u elektranama na ugalj, odnosno ukoliko proizvod/usluga koju klijent zahteva od Banke ili koristi u skladu sa ovim Ugovorom, jeste proizvod/usluga koja je direktno povezana ili može biti, po razumnoj proceni Banke, povezana sa proizvodnjom uglja, u tom slučaju Banka ima pravo po podnošenju zahteva Klijenta ili po saznanju Banke odbiti takvu transakciju, zabraniti dalje korišćenje proizvoda Banke za te namene ili jednostrano prekinuti korišćenje tog proizvoda Banke od strane Klijenta po ovom Ugovoru, obaveštenjem upućenim Klijentu sa obrazloženjem navedene sankcije. Potpisom na ovom Ugovoru smatraće	4.6 The Parties agree and confirm that the Bank applies in its business the principles and Group Policy for Reputational, Social and Environmental Risk in the Coal Production / Trade and Coal Generation Sector, which is in compliance with the conditions defined in the 2015 Paris Agreement. and / or the criteria for environmental protection and environmental impact in accordance with the last Fifth IPCC Assessment Panel as the competent body for the assessment of climate change science and every subsequent report thereon or of any relevant body which is set instead the IPCC. In this regard, the Parties confirm in advance that they are aware and have been advised that the Bank's decision is to refrain from financing projects in the fossil fuel segment, as well as projects related to coal extraction for thermal power plants and for the production of electricity in coal power plants, that is, if the product / service the Client requires or uses from the Bank under this Agreement is a product / service that is directly related to or may, at the Bank's reasonable discretion, be associated with coal production, in which case the Bank shall be entitled to file a Client request or, to the knowledge of the Bank, refuse such transaction, prohibit the continued use of the Bank's product for these purposes, or unilaterally discontinue the use of the Bank's product by the Client under this Agreement, by notice to the Client explaining the sanction which shall be enforced. The signature on this Agreement shall be deemed to mean that the Client has been warned of the above sanctions and measures that the Bank may take and that it

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se da je Klijent upozoren o navedenim sankcijama i merama koje Banka može preduzeti i da je isključivo odgovoran za negativne odnosno štetne posledice po njegovu imovinu i poslove ili po imovinu i poslove svojih poslovnih partnera, za slučaj da nije obavestio Banku o takvoj prirodi svojih transakcija koje Banka odbija da finansira, ili je pogrešno obavestio Banku ili je prećutao činjenice od značaja za drugačiju odluku Banke.	is solely responsible for the negative or adverse consequences for its assets and operations or for the assets and operations of its business partners, in case it has not informed the Bank of the nature of its transactions that the Bank refuses to fund, or has misinformed the Bank or has omit the facts relevant to the Bank's different decision.
Član 5 – Sredstva obezbeđenja i prethodni uslovi	**Clause 5 – Security and Conditions Precedent**
5.1 Sredstva obezbeđenja	**5.1 Security**
Kao sredstvo obezbeđenja i instrument naplate Obezbeđenih potraživanja Banke po ovom Ugovoru služiće sledeća dokumenta o obezbeđenju, u formi i sa sadržinom koje su u svemu prihvatljive za Banku:	As a security for full repayment of any receivables under this Agreement, the following security documents will serve, in a form and substance satisfactory to the Bank, to secure the Secured Claims:
(i) Korporativna garancija radi obezbeđenja obaveze plaćanja prema Banci po ovom Ugovoru i ostalim Finansijskim dokumentima do iznosa celokupne glavnice Kredita, u EUR protivvrednosti glavnice Kredita, izdato u korist Banke od strane društva GMGI, sa rokom važnosti do potpunog izmirenja svih obaveza po osnovu ovog Ugovora.	(i) A corporate guarantee securing the payment obligations towards the Bank under this Agreement and other Finance Documents up to the amount of the total principal of the Loan, in the EUR equivalent of the Loan principal, issued in favor of the Bank by GMGI, valid until the full settlement of all obligations under this Agreement.
(ii) Izvršna vansudska HIPOTEKA prvog reda, u korist Banke, konstituisana na osnovu založne izjave Klijenta, overene kod nadležnog javnog beležnika u formi javnobeležničkog zapisa, kojom će neopozivo i bezuslovno ovlastiti Banku da može, u slučaju neizmirenja ili neurednog izmirenja Obezbeđenih potraživanja, u skladu sa odredbama važećeg Zakona o hipoteci, svoje potraživanje namiriti vansudskom javnom prodajom nepokretnosti koje su u isključivom i jedinom vlasništvu Klijenta, i to na nepokretnostima navedenim u članovima 6.1 i 6.2 u nastavku.	(ii) An enforceable extra-judicial first rank MORTGAGE in favor of the Bank, constituted on the basis of the Client's mortgage statement, notarized by a competent public notary in the form of a notarial deed, which will irrevocably and unconditionally authorize the Bank to satisfy its claim through non-judicial public sale of the real estate that is in the exclusive and sole ownership of the Client, in the event of non-payment or irregular payment of the Secured Claims, in accordance with the provisions of the applicable Mortgage Law, specifically on the properties listed in clauses 6.1 and 6.2 below.
(iii) ZALOGA I REDA na 100% udela u osnovnom kapitalu Klijenta, u korist Banke, na osnovu ugovora o zalozi udela između Golden Matrix Group Srbija kao jedinog člana i vlasnika 100% udela u osnovnom kapitalu Klijenta kao	(iii) A first rank PLEDGE on 100% of the shares in the Client's share capital, in favor of the Bank, based on a share pledge agreement between Golden Matrix Group Serbia as a sole shareholder of the

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zalogodavca i Banke kao zalogoprimca;	Client and owner of 100% shares in the share capital of the Client, as the pledgor and the Bank as the pledgee;
(iv) ZALOGA I REDA na 100% udela u osnovnom kapitalu Golden Matrix Group Srbija, u korist Banke, na osnovu ugovora o zalozi udela između GMGI kao jedinog člana i vlasnika 100% udela u osnovnom kapitalu Golden Matrix Group Srbija kao zalogodavca i Banke kao zalogoprimca;	(iv) A first rank PLEDGE on 100% of the shares in the share capital of Golden Matrix Group Serbia, in favor of the Bank, based on a share pledge agreement between GMGI as a sole shareholder of Golden Matrix Group Serbia and owner of 100% shares in the share capital of Golden Matrix Group Serbia, as the pledgor and the Bank as the pledgee;
(v) 10 (deset) blanko potpisanih sopstvenih menica Klijenta, sa uredno popunjenim zahtevom za registraciju kod Narodne banke Srbije, a sve shodno sporazumu o ispunjavanju blanko potpisanih menica između Klijenta i Banke;	(v) 10 (ten) blank signed promissory notes of the Client, with duly filled out request for registration with the National Bank of Serbia, all in accordance with the agreement on the fulfillment of blank signed promissory notes between the Client and the Bank;
(vi) Vinkulacija polise osiguranja izdate od strane osiguravajućeg društva prihvatljivog za Banku, u formi i sa sadržinom prihvatljivom za Banku, u pogledu svih nepokretnosti navedenih u članovima 6.1 i 6.2 u nastavku.	(vi) Assignment of the insurance policy issued by an insurance company acceptable to the Bank, in a form and substance acceptable to the Bank, regarding all the real estate listed in clauses 6.1 and 6.2 below.
5.2 Prethodni uslovi	**5.2 Conditions Precedent**
5.2.1 Ni pod kojim uslovima Banka neće biti obavezna da odobri sredstva Kredita Klijentu pre nego što budu ispunjeni svi i svaki od sledećih prethodnih uslova (kumulativno), u svemu na način koji je zadovoljavajući za Banku:	5.2.1 Under no circumstances shall the Bank be obligated to approve and grant the Loan to the Client before all of the following conditions precedent are cumulatively met, in a manner deemed satisfactory by the Bank:

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(i) Dostavljanje Banci od strane Klijenta sledeće dokumentacije u vezi sa pravnim statusom Klijenta i društva Golden Matrix Group Srbija (kako je primenljivo) u vezi sa ovim Ugovorom: A. Primerak ažurnih osnivačkih akata Klijenta i društva Golden Matrix Group Srbija, praćeni pisanom potvrdom ovlašćenih zastupnika Klijenta i društva Golden Matrix Group Srbija kojom se potvrđuje da su dostavljeni osnivački akti (objavljeni u Registru privrednih subjekata koji se vodi kod Agencije za privredne registre Republike Srbije (u daljem tekstu: **Registar privrednih subjekata**) ažurni i na snazi; B. Primerak potrebnih korporativnih odluka, odnosno odluka skupštine Klijenta i društva Golden Matrix Group Srbija o zaduženju i zalaganju (kako je primenljivo), kojima se odobravaju uslovi i transakcije predviđeni ovim Ugovorom u kojima su Klijent i društvo Golden Matrix Group Srbija ugovorne strane i kojima se odobrava raspolaganje imovinom velike vrednosti (kako je primenljivo); C. Overene potpise (OP obrazac) svih lica ovlašćenih za zastupanje Klijenta i društva Golden Matrix Group Srbija;	(i) The Client shall provide the Bank with the following documentation concerning the legal status of both the Client and Golden Matrix Group Serbia (as applicable) in relation to this Agreement: A. A copy of the current founding documents of the Client and Golden Matrix Group Serbia, accompanied by a written confirmation from the authorized representatives of the Client and Golden Matrix Group Serbia, confirming that the provided founding documents (published in the Business Entities Register maintained by the Serbian Business Registers Agency, hereinafter referred to as the **Business Entities Register**) are up-to-date and in force. B. A copy of the necessary corporate resolutions or assembly decisions of the Client and Golden Matrix Group Serbia regarding indebtedness and collateralization (as applicable), which approve the terms and transactions envisaged by this Agreement in which the Client and Golden Matrix Group Serbia are contracting parties, and which authorize the disposal of high-value assets (as applicable). C. Notarized signatures (OP form) of all individuals authorized to represent the Client and Golden Matrix Group Serbia.
(ii) Dostavljanje Banci primeraka ažurnih izvoda iz Registra privrednih subjekata za Klijenta i društvo Golden Matrix Group Srbija, koji nisu stariji više od 5 (pet) dana računajući od datuma prvog povlačenja sredstava Kredita;	(ii) The Bank shall be provided with copies of the current extracts from the Business Entities Register for the Client and Golden Matrix Group Serbia, which are not extract older than 5 (five) days counting from the date of the first utilisation of the Loan;

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(iii) Dokaz o registraciji društva Golden Matrix Group Srbija kao 100% člana Klijenta pred Registrom privrednih subjekata;	(iii) Evidence of Golden Matrix Group Serbia's registration as a 100% shareholder of the Client with the Business Entities Register;
(iv) Usvajanje odluke skupštine Klijenta o isplati dividende članu, društvu Golden Matrix Group Srbija;	(iv) Adoption of an assembly decision by the Client regarding the payment of dividends to the shareholder, Golden Matrix Group Serbia;
(v) Dokaz, zadovoljavajući za Banku, da društvo Golden Matrix Group Srbija kao član Klijenta, ima otvorene bankovne račune kod Banke;	(v) Proof, satisfactory to the Bank, that Golden Matrix Group Serbia as the shareholder of the Client, has bank accounts opened with the Bank;
(vi) Stupanje na pravnu snagu i dostavljanje Banci skenirane kopije korporativne garancije navedene u tački (i) člana 5.1 ovog Ugovora;	(vi) Entry into legal force and delivery to the Bank of a scanned copy of the corporate guarantee specified in point (i) of clause 5.1 of this Agreement;
(vii) Dostavljanje Banci ažurnog izvoda iz nadležnog registra privrednih subjekata o registraciji Jemca, koji izvod nije stariji više od 5 (pet) dana računajući od datuma prvog povlačenja sredstava Kredita, kao i primerak potpisa zastupnika jemca ovlašćenih za potpisivanje korporativne garancije, uključujući dokaze koji pokazuju da su navedeni zastupnici ovlašćeni da potpišu korporativnu garanciju;	(vii) Submission to the Bank of an up-to-date extract from the competent register of business entities on the Guarantor's registration, which extract is not older than 5 (five) days counting from the date of the first utilisation of the Loan, as well as a specimen signature of the guarantor's representative authorized to sign the corporate guarantee, including evidence showing that such representatives are authorized to sign the corporate guarantee;
(viii) Dostavljanje Banci pravnog mišljenja (*legal opinion*) nezavisne advokatske kancelarija iz jurisdikcije sedišta Jemca prihvatljive za Banku, o sposobnosti (*capacity*) GMGI i izvršnosti (*enforceability*) korporativne garancije navedene u tački (i) člana 5.1 ovog Ugovora;	(viii) The Bank shall receive a legal opinion from an independent law firm acceptable to the Bank from the jurisdiction where the Guarantor is registered, on the capacity of GMGI and the enforceability of the corporate guarantee referred to in point (i), clause 5.1 of this Agreement;
(ix) Da izda u korist Banke i obezbedi registraciju 10 (deset) blanko potpisanih sopstvenih menica Klijenta, sa uredno popunjenim zahtevom za registraciju kod Narodne banke Srbije, shodno sporazumu o ispunjavanju blanko potpisanih menica Klijenta.	(ix) The Borrower must procure the issuance and registration of 10 (ten) blank signed promissory notes of the Borrower, with a duly completed application for registration at the National Bank of Serbia, in accordance with the agreement on the fulfilment of the Borrower's blank signed promissory notes.

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	(x) Kopija svih ostalih ovlašćenja ili drugih dokumenata, mišljenja ili potvrda koja Davalac kredita opravdano smatra potrebnim ili poželjnim u vezi sa zaključenjem i izvršenjem transakcija predviđenih Finansijskim dokumentima, kako bi Finansijski dokumenti bili punovažni i izvršivi. Banka će blagovremeno obavestiti Korisnika Kredita u pogledu dokumenata koja je neophodno dostaviti u smislu ovog stava.		(x) A copy of all other authorizations or other documents, opinions, or confirmations that the Lender reasonably deems necessary or desirable in connection with the conclusion and execution of transactions envisaged by the Finance Documents, to ensure that the Finance Documents are valid and enforceable. The Bank shall timely inform the Borrower regarding the relevant documents that need to be subsequently provided to the Bank in terms of this paragraph.
	(xi) Potvrda Banke da na planirani dan povlačenja sredstava Kredita nije nastupio Slučaj povrede ugovora ili bi se moglo opravdano očekivati da do njega dođe zbog puštanja Kredita u tečaj na osnovu ovog Ugovora;		(xi) Confirmation from the Bank that on the planned day of Loan withdrawal, no Event of Default has occurred or could reasonably be expected to occur due to the release of the Loan under this Agreement;
	(xii) Dokaz da su sve naknade, troškovi i izdaci koje Korisnik Kredita u datom trenutku duguje na osnovu ovog Ugovora, uključujući i naknade pravnih savetnika, plaćeni ili će biti plaćeni na ili do datuma povlačenja.		(xii) Evidence that all fees, costs, and expenses which the Borrower owes at the time under this Agreement, including legal advisor fees, have been paid or will be paid on or by the date of utilisation.
5.2.2	Napred navedena dokumentacija iz člana 5.2.1 će Banci biti dostavljena u formi skeniranih kopija na ime ispunjenje prethodnih uslova za puštanje Kredita u tečaj, dok Klijent mora obezbediti da su svi originali dostavljeni Banci najkasnije 30 (trideset) kalendarskih dana od Datuma stupanja na snagu.	5.2.2	The above-mentioned documentation referred to in clause 5.2.1 shall be provided to the Bank in the form of scanned copies as a condition precedent for the disbursement of the Loan. However, the Client must procure that the original documents are delivered to the Bank no later than 30 (thirty) calendar days from the Effective Date.
5.2.3	Banka će obavestiti Klijenta kada svi napred navedeni prethodni uslovi budu u celosti ispunjeni.	5.2.3	The Bank shall notify the Client once all the aforementioned conditions precedent have been fully met.
5.2.4	Banka će biti obavezna da odobri Kredit, u skladu sa odredbama ovog Ugovora, u iznosu koji zahteva Klijent, tek nakon što svi napred navedeni uslovi u celosti budu ispunjeni, nakon što Banka o toj činjenici obavesti Klijenta i Klijent dostavi Banci Zahtev za povlačenje kao što je navedeno u članu 4. iznad.	5.2.4	The Bank shall be obligated to approve the Loan, in accordance with the terms of this Agreement, in the amount requested by the Client, only after all the aforementioned conditions precedent have been fully satisfied. Following this, the Bank will inform the Client of such fulfilment, and the Client must then submit to the Bank a Utilisation Request as specified in clause 4 above.

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5.2.5 Sve troškove, koji proisteknu povodom postupaka zasnivanja obezbeđenja, brisanja obezbeđenja i zaključenja pratećih pravnih poslova, u smislu realizacije odredaba ovog Ugovora, snosi Klijent.	5.2.5 All costs arising in relation to creation of security, release of security and conclusion of any related legal transactions required for performance under the provisions hereof shall be born by the Client.
5.2.6 Ako Banka stavi Kredit Klijentu na raspolaganje bez prijema svih relevantnih dokumenata, to neće biti tumačeno kao odricanje od bilo koje od odredbi ovog Ugovora. Banka će blagovremeno obavestiti Korisnika Kredita u pogledu relevantnih dokumenata koja je potrebno naknadno dostaviti u smislu ovog stava.	5.2.6 Should the Bank make the Loan available to the Client although any of the relevant documents have not been received, this shall not be understood as a waiver in respect of any of the provisions hereof. The Bank shall timely inform the Borrower regarding the relevant documents that need to be subsequently provided to the Bank in terms of this paragraph.
5.2.7 Potpisom ovog Ugovora, Klijent se neopozivo i bezuslovno obavezuju da će u periodu trajanja ovog Ugovora, odnosno do konačnog izmirenja svih svojih ugovornih obaveza, na zahtev Banke, u slučaju da Banka iskoristi bilo koje sredstvo obezbeđenja odnosno plaćanja navedeno u ovom Ugovoru Ugovora, ukoliko dođe do statusnih promena, promena lica ovlašćenih za potpisivanje istih kao i u slučaju promene pozitivnih zakonskih propisa vezanih za instrumente obezbeđenja, dostaviti nova sredstva obezbeđenja prihvatljiva za Banku kao i da će, na prvi poziv Banke, obezbediti ili pribaviti dodatne instrumente obezbeđenja koje Banka može zahtevati na osnovu svoje isključive diskrecione odluke.	5.2.7 By signing this Agreement, the Client irrevocably and unconditionally undertake during the term of this Agreement or until the final settlement of all their obligations hereunder, at the Bank's request, in case the Bank activates any security and/or payment instrument specified in this Agreement, in case of status changes, change of persons authorized for signing, as well as in case of change in applicable legal regulations related to the security instruments, to deliver new security instruments acceptable to the Bank as well as, on the first demand of the Bank, to provide or obtain additional security instruments that the Bank might require solely at its discretion.
Član 6 – Naknadni uslovi	**Clause 6 – Conditions Subsequent**
6.1 Korisnik Kredita je dužan da obezbedi da Davalac Kredita primi sva dokumenta i dokaze nabrojane u odredbama u nastavku, u formi i sa sadržinom prihvatljivim za Davaoca kredita, najkasnije na datum naveden u odredbama ovog člana 6.1, kako je precizirano u vezi sa svakim odgovarajućim dokumentom ili dokazom u nastavku:	6.1 The Borrower must procure that the Lender receives all documents and evidence listed in the provisions below, in a form and with content acceptable to the Lender, by the date specified in this clause 6.1, as detailed in relation to each relevant document or proof below:
a. Da obezbedi pravosnažni upis izvršne vansudske hipoteke, i dostavi Banci izvod iz baze podataka katastra nepokretnosti kao	a. The Borrower shall procure the final and binding registration of an enforceable out-of-court mortgage, and shall submit to the Bank

dokaz o predmetnom upisu, konstituisane na osnovu založne izjave Klijenta overene kod nadležnog organa overe u formi javnobeležničkog zapisa (uz izjavu o zabrani raspolaganja neispisanom hipotekom u korist Banke) najkasnije u roku od 30 (trideset) kalendarskih dana od Datuma stupanja na snagu, na:	an excerpt from the real estate cadastre database as evidence of such registration, constituted based on the mortgage statement of the Client authenticated by the competent authority in the form of a notarial deed (along with a declaration prohibiting the disposal of the unregistered mortgage in favour of the Bank), within 30 (thirty) calendar days from the Effective Date, on:
1) sledećim posebnim delovima objekta, u okviru poslovne zgrade za koju nije utvrđena delatnost, broj objekta 1, površine 519m^2, koji je izgrađen na gradskom građevinskom zemljištu, katastarska parcela broj **1022/18**, KO Novi Beograd, površine 1.036m^2:	1) the following individual units of the building, within the commercial building with undefined purpose, building number 1, area 519m^2, constructed on the urban construction land, cadastral plot number **1022/18**, cadastral municipality Novi Beograd, area 1,036m^2:
o poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 1PP, evidencijski broj 50, površine 194m^2;	o commercial premises for undefined activities – Bulevar Mihaila Pupina 10B, individual unit number 1PP, registry number 50, area 194m^2;
o poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 3PP, evidencijski broj 8, površine 166m^2;	o commercial premises for undefined activities – Bulevar Mihaila Pupina 10B, individual unit number 3PP, registry number 8, area 166m^2;
o poslovnom prostoru za koji nije utvrđena delatnost, posebnom delu objekta 3PP, evidencijski broj 17, površine 194m^2;	o commercial premises for undefined activities, individual unit number 3PP, registry number 17, area 194m^2;
o poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta 4PP, evidencijski broj 10, površine 166m^2;	o business premises for undefined activities – Bulevar Mihaila Pupina 10B, individual unit number 4PP, registry number 10, area 166m^2;
o poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 8L, površine 129m^2;	o commercial premises for undefined purpose – Bulevar Mihaila Pupina 10B, individual unit number 8L, area 129m^2;
o na poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 4PP, evidencijski broj 16, površine 194m^2;	o business premises with undefined purpose, located at Bulevar Mihaila Pupina 10B, identified as a separate part of the building number 4PP, registry number 16, with an area of 194m2;
o na poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta	o business premises with undefined purpose, located at Bulevar Mihaila Pupina 10B, identified as a separate

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broj 3L, evidencijski broj 16, površine $33m^2$;	part of the building number 3L, registry number 16, with an area of 33m2;
○ garaži, posebnom delu objekta broj 13PM, površine $12m^2$;	○ garage, individual unit number 13PM, area $12m^2$;
○ garaži, posebnom delu objekta broj 14PM, površine $12m^2$; i	○ garage, individual unit number 14PM, area $12m^2$; and
○ garaži, posebnom delu objekta broj 15PM, površine $12m^2$;	○ garage, individual unit number 15PM, area $12m^2$;
2) sledećim posebnim delovima objekta, u okviru objekta, poslovne zgrade za koju nije utvrđena delatnost, broj objekta 2, površine $517m^2$, koji je izgrađen na gradskom građevinskom zemljištu, katastarska parcela broj **1022/18**, KO Novi Beograd, površine $1.036m^2$:	2) the following individual units of the building, within the building, commercial building with undefined activity, building number 2, area $517m^2$, which is constructed on the urban construction land, cadastral plot number **1022/18**, cadastral municipality Novi Beograd, area $1,036m^2$:
○ poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 1PP, evidencijski broj 36, površine $195m^2$;	○ commercial premises for undefined activities – Bulevar Mihaila Pupina 10B, individual unit number 1PP, registry number 36, area $195m^2$;
○ poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 1PP, evidencijski broj 4, površine $200m^2$;	○ commercial premises for undefined activities – Bulevar Mihaila Pupina 10B, individual unit number 1PP, registry number 4, area $200m^2$;
○ poslovnom prostoru za koji nije utvrđena delatnost, posebnom delu objekta 2PP, evidencijski broj 39, površine $194m^2$;	○ commercial premises for undefined activities, individual unit number 2PP, registry number 39, area $194m^2$;
○ garaži, posebnom delu objekta broj 32PM, površine $12m^2$;	○ garage, individual unit number 32PM, area $12m^2$;
○ garaži, posebnom delu objekta broj 37PM, površine $12m^2$;	○ garage, individual unit number 37PM, area $12m^2$;
○ garaži, posebnom delu objekta broj 38PM, površine $12m^2$;	○ garage, individual unit number 38PM, area $12m^2$;
○ garaži, posebnom delu objekta broj 39PM, površine $12m^2$;	○ garage, individual unit number 39PM, area $12m^2$;
○ garaži, posebnom delu objekta broj 40PM, površine $12m^2$; i	○ garage, individual unit number 40PM, area $12m^2$; and
○ garaži, posebnom delu objekta broj 41PM, površine $12m^2$;	○ garage, individual unit number 41PM, area $12m^2$;

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3) Sledećem posebnom delu objekta, u okviru poslovne zgrade za koju nije utvrđena delatnost, broj objekta 1, površine 1903m², koji je izgrađen na gradskom građevinskom zemljištu, katastarska parcela broj **1022/21**, KO Novi Beograd, površine 2607m²: stan, posebni deo objekta broj 120, evidencijski broj 167, površine 72m²;	3) The following individual unit of the building, within the office building with undefined activity, building number 1, area 1903 m², which was built on city construction land, cadastral plot number **1022/21**, KO Novi Beograd, area 2607 m²: apartment, special part building number 120, registry number 167, surface area 72m²;
b. Da osigura nepokretnosti iz tačke a. iznad kod osiguravajuće kuće prihvatljive za Banku, dostavi Banci dokaz o istom i polisu osiguranja vinkulira u korist Banke, najkasnije u roku od 30 (trideset) kalendarskih dana od Datuma stupanja na snagu;	b. The Borrower must insure the properties listed in point a. above with an insurance company acceptable to the Bank, provide the Bank with proof of such insurance, and assign the insurance policy in favor of the Bank, within 30 (thirty) calendar days from the Effective Date.
c. Da obezbedi pravosnažnu registraciju sledećih založnih prava u korist Banke, najkasnije u roku od 30 (trideset) kalendarskih dana od Datuma stupanja na snagu:	c. The Borrower shall procure the final and binding registration of the following pledges in favor of the Bank, within 30 (thirty) calendar days from the Effective Date:
1) založnog prava prvog reda na 100% udela u osnovnom kapitalu Klijenta; i	1) First-ranking pledge on 100% of the shares in the Borrower's share capital; and
2) založnog prava prvog reda na 100% udela u osnovnom kapitalu društva Golden Matrix Group Srbija; i	2) First-ranking pledge on 100% of the shares in the share capital of Golden Matrix Group Serbia; and
d. Pravno mišljenje, sa stanovišta prava Republike Srbije, izdato od advokatske kancelarije Moravčević, Vojnović i partneri AOD u saradnji sa Schoenherr, pravnog savetnika Banke, o punovažnosti i izvršivosti ovog Ugovora, Dokumenata o obezbeđenju navedenih u članu 5.1 za koje je merodavno pravo Republike Srbije, kao i o pravnoj i poslovnoj sposobnosti Klijenta.	d. A legal opinion, from the perspective of the laws of the Republic of Serbia, issued by the law firm Moravčević, Vojnović and partners AOD in cooperation with Schoenherr, the Bank's legal advisor, on the validity and enforceability of this Agreement, Serbian law governed Security Documents referred to in clause 5.1 above, as well as on the capacity of the Client.
6.2 Pored obaveza iz člana 6.1, Klijent se obavezuje da kao naknadne uslove ispuni sledeće radnje i u sledećim rokovima, odnosno da da obezbedi da Davalac kredita primi sva dokumenta i dokaze nabrojane u nastavku, u formi i sa sadržinom prihvatljivim za Davaoca kredita, najkasnije na datum naveden u pored odgovarajućeg dokumenta ili dokaza:	6.2 In addition to the obligations set forth in clause 6.1, the Borrower hereby agrees to fulfil the following conditions subsequent by performing the actions and within the time frames specified below, and to procure that the Lender receives all documents and evidence listed below, in the form and substance satisfactory to the Lender, no later than the date indicated next to the corresponding

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		document or evidence:
a. Da najkasnije do 31. avgusta 2024. godine Banci dostavi izvod iz katastra nepokretnosti kojim se dokazuje (kumulativno):		a. The Borrower must provide the Lender with an excerpt from the real estate cadastre by no later than 31 August 2024 which shall cumulatively prove that:
1) da je Klijent stekao pravo isključive (1/1) svojine na sledećem posebnom delu objekta u okviru poslovne zgrade za koju nije utvrđena delatnost, broj objekta 1, površine 519m², koji je izgrađen na gradskom građevinskom zemljištu, katastarska parcela broj **1022/18**, KO Novi Beograd, površine 1.036m²: na poslovnom prostoru za koji nije utvrđena delatnost – Bulevar Mihaila Pupina 10B, posebnom delu objekta broj 3L, evidencijski broj 15, površine 33m²;		1) The Borrower has acquired exclusive (1/1) ownership title of the following individual unit of the building, within the building, commercial building with undefined activity, identified as building number 1, with an area of 519m2, constructed on an urban construction land plot, cadastral plot number **1022/18**, cadastral municipality Novi Beograd, with an area of 1.036m2: business premises with undefined purpose, located at Bulevar Mihaila Pupina 10B, identified as a separate part of the building number 3L, registry number 15, with an area of 33m²;
2) da je na nepokretnosti iz prethodnog stava a, člana 6.2 upisana izvršna vansudska hipoteka prvog reda u korist Banke radi obezbeđenja Obezbeđenih potraživanja, konstituisana na osnovu založne izjave Klijenta sačinjene u formi i sa sadržinom prihvatljivim za Banku, overene kod nadležnog organa overe u formi javnobeležničkog zapisa (uz izjavu o zabrani raspolaganja neispisanom hipotekom u korist Banke), najkasnije u roku od 30 (trideset) kalendarskih dana nakon sticanja prava svojine na nepokretnostima iz tačke a. iznad.		3) that on the property specified in the preceding paragraph a, clause 6.2, an enforceable out-of-court mortgage of the first rank has been registered in favour of the Bank in order to secure the Secured Claims, established on the basis of the Client's mortgage statement drawn up in a form and with content acceptable to the Bank, certified by the competent notary authority in in the form of a notary public record (with a statement on the prohibition of disposing of an unwritten mortgage in favor of the Bank) at the latest within 30 (thirty) calendar days after the acquisition of ownership title on real estate described under point a. above.
b. Da, bez odlaganja, a najkasnije 30 (trideset kalendarskih dana nakon sticanja prava svojine na nepokretnostima iz tačke a. iznad, osigura navedene nepokretnosti kod osiguravajućeg društva prihvatljivog za Banku, predmetnu polisu osiguranja vinkulira u korist Banke i dostavi Banci dokaz o istom.		4) To without delay, and no later than 30 (thirty) calendar days after the acquisition of ownership title on real estate described under point a. above, insure the respective property with an insurance company acceptable to the Bank, assign the relevant insurance policy in favor of the Bank and provide the Bank with relevant proof.

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Član 7 – Kamata i plaćanje Kamate		Clause 7 – Interest and Payment of Interest
7.1 Banka obračunava **nominalnu kamatnu stopu na nivou** jednomesečnog BELIBOR-a (Reuters strana za BELIBOR) plus 3,15% **godišnje** (u daljem tekstu: **Kamata**) koja će se obračunavati po proporcionalnom načinu obračuna i plaćati mesečno (u daljem tekstu: **Kamatni period**) na dugovani iznos u skladu sa ovim Ugovorom, počevši od datuma povlačenja svake tranše.		7.1 The Bank shall charge the interest at a nominal interest rate equal to one-month BELIBOR (Reuters BELIBOR screen) *plus* 3.15% p.a. (hereinafter the **Interest**) to be accrued by the proportional method of calculation and payable monthly (hereinafter: the **Interest period**) on any outstanding amount due hereunder starting with the date of the disbursement of each tranche.
7.2 Kamata će se obračunavati na osnovu broja stvarno proteklih dana i godine od 360 dana.		7.2 The Interest shall be accrued taking into account the actual number of days elapsed and the year of 360 days.
7.3 Banka će, tokom trajanja ovog Ugovora, prilagođavati Kamatnu stopu mesečno, počev od datuma prvog povlačenja a na početku svakog kamatnog perioda u skladu sa promenama jednomesečnog BELIBOR-a, koji predstavlja procentualnu godišnju kamatnu stopu, utvrđenu dva radna dana pre početka relevantnog kamatnog perioda (s tim da se subota, nedelja i državni praznici ne smatraju radnim danom), po kojoj prvoklasne banke međusobno pozajmljuju depozite u dinarima (RSD), koji se utvrđuje na Panelu banaka i koja se objavljuje na korisničkim finansijskim sistemima (*Reuters, Bloomberg*) u 11:00 po centralno evropskom vremenu (CET – *Central European Time*).		7.3 Within the term hereof the Interest shall be adjusted by the Bank on monthly basis starting from the date of initial disbursement, subject to the fluctuations of the 1M BELIBOR, which is a percentage annual interest rate set two business days prior to the commencement of the relevant interest period (whereby Saturdays, Sundays, National Holiday are not considered as business days), at which Dinars (RSD) term deposits are offered between prime banks, which is determined by the Panel of Banks and published on user financial systems (Reuters, Bloomberg) at 11:00 Central European Time (CET).
7.4 Svaki Kamatni period (osim prvog Kamatnog perioda) počinjaće na poslednji dan prethodnog Kamatnog perioda, pri čemu neće biti dvostrukog obračuna u okviru bilo koja dva sukcesivna kamatna perioda.		7.4 Each (excluding the first) Interest Period shall commence as of the last day of the previous Interest Period, where there will be no double calculation within any two successive interest Period.
7.5 Svaki Kamatni period koji bi se inače završio na neradni dan završiće se umesto toga na prvi naredni radni dan, a ukoliko bi taj naredni radni dan bio u novom mesecu, dospeće kamate pomera se na poslednji radni dan tekućeg meseca.		7.5 Any interest period that would otherwise end on a non-business day will instead end on the first following business day and if that next business day is in the next month, the due interest is moved to the last business day of the current month.
7.6 Kamatni period koji bi inače prekoračio Krajnji datum dospeća (definisan u članu 9 u nastavku) završiće se, umesto toga, na Krajnji datum dospeća.		7.6 Should the Interest Period end after the Final Repayment Date (as defined in clause 9 below), such Interest Period shall end on the Final Repayment Date.

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7.7 Kamata, obračunata na dugovani iznos glavnice, dospeva za plaćanje na kraju svakog Kamatnog perioda.	7.7 The interest accrued on the outstanding amount of principal shall become due and payable at the end of each Interest Period.
7.8 Plan otplate Kredita i pregled bitnih elemenata otplate Kredita činiće sastavni deo ovog Ugovora i biće dostavljeni Klijentu nakon zaključenja ovog Ugovora.	7.8 The Loan repayment plan and the overview of key Loan repayment elements will constitute an integral part of this Agreement and will be provided to the Client following the execution of this Agreement.
7.9 **Slučaj nastupanja Poremećaja na tržištu i promena računanja kamate**	7.9 **Market Disruption Events and Change in Interest Computation**
7.9.1 Ugovorne strane su saglasne, a Klijent neopozivo prihvata, da u slučaju kada nastupi poremećaj na tržištu, (nevezano za slučaj zamene ugovorene referentne kamatne stope kao referentne vrednosti alternativnom vrednošću koju odredi bilo koja merodavna centralna banka, regulator ili drugo nadzorno telo ili grupa njih, ili bilo koja radna grupa ili odbor, koju sponzoriše ili kojom predsedava, ili koji su osnovani na zahtev bilo kog od njih ili Odbor za finansijsku stabilnost), te se ne može u potrebno vreme odrediti, odnosno nije dostupna referentna kamatna stopa na Reuters strani – kotacija (koju je Banka uračunala Klijentu pri određivanju nominalne kamatne stope), a ne postoji ili nije utvrđena ni reprezentativna alternativna vrednost u skladu sa preporukama relevantnog nominovanog tela, koja bi predstavljala zamenu za ugovorenu referentnu kamatnu stopu koja bi kao takva bila pre svega primenjena od strane Banke, Banka u toj situaciji utvrđuje kotaciju upitom kod neke od referentnih banaka na međubankarskom tržištu.	7.9.1The Parties agree and the Client irrevocably accepts, that if a market disruption event occurs, (notwithstanding the replacement of the agreed benchmark interest rate as a benchmark by an alternative value determined by the relevant central bank, regulator or other supervisory body or group thereof, or by any working group or committee sponsored or chaired by, or which are (notwithstanding the replacement of the agreed benchmark interest rate as a benchmark by an alternative value determined by the relevant central bank, regulator or other supervisory body or group thereof, or by any working group or committee sponsored or chaired by, or which are based on the request of any of them or the Financial Stability Board), the Bank shall, in absence of the reference rate on specified time on the Reuters Screen-quotation (which the Bank calculated to the Client when determining the nominal interest rate) and there is no or no representative alternative value is determined in accordance with the recommendations of the relevant nominated body, which would be a substitute for the agreed reference interest rate which as such would be primarily applied by the Bank, the Bank shall affirm quotation by inquiry with the reference banks on the interbank market.
7.9.2 Ugovorne strane su saglasne, a Klijent neopozivo prihvata da u gore navedenom slučaju, odnosno nepostojanja kotacije, nepostojanja zamenske stope odnosno alternativne vrednosti za ugovorenu referentnu stopu koju bi Banka primenila kao prvu alternativu, ili povećanja troškova Banke u finansiranju Kreditiranja Klijenta u smislu da je	7.9.2It is agreed, and Client irrevocably accepts, that If in the above case, where quotation is not available, there is no replacement rate or alternative value for the agreed reference rate that the Bank would apply as a first alternative, or costs of financing this Loan increased in the way that obtaining of Matching deposits in the relevant interbank market exceed the quotation,

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trošak obezbeđivanja novca veći od kotacije u vezi sa bilo kojim Kamatnim periodom, Banka može pre dospeća kamate za plaćanje, odrediti visinu nominalne kamatne stope koja predstavlja zbir troška obezbeđivanja novca kao nove kotacije, ugovorene kamatne marže i eventualnih troškova Banke, ukoliko ih ima i to na način da nova nominalna kamata pokriva troškove Banke u finansiranju Kreditiranja Klijenta u tom trenutku.	in connection with any Interest Period the Bank shall before interest is due, determine the nominal interest rate, that represents the sum of the cost of providing money as a new quotation, the agreed interest margin, and the Bank's costs, if any, in that manner that the new nominal interest covers the costs to the Bank of financing the Client in that moment of financing the Client in that moment.
7.9.3 Banka će, u oba gore navedena slučaja, o iznosu kamatne stope obavestiti pisanim putem Klijenta koji je dužan da za svaki taj Kamatni period dok poremećaj traje plati ovako obračunatu kamatu. U slučaju da Klijent ne plati ovako obračunatu kamatu, ceo Kredit zajedno sa pripadajućim kamatama do tog trenutka smatraće se dospelim i Klijent je dužan da otplati ceo iznos Kredita u korišćenju u roku od 30 (trideset) dana od dana prijema gore navedenog obaveštenja, u kom slučaju Banka neće obračunavati ni naplaćivati naknade i troškove za prevremenu otplatu.	7.9.3The Bank shall, in both of the above-mentioned cases, notify the Client in writing about the new interest rate and the Client shall be obliged to for each such Interest Period until the disruption lasts pay the interest calculated in such a way. If the Client refuses to pay such interest, the entire loan with the interest accrued by that time shall be deemed due and the Client shall be obliged to repay the whole loan amount outstanding in 30 (thirty) days as of receipt of the above notice, in which case the Bank will not calculate nor charge fees and charges for prepayment.
7.9.4 Ukoliko Banka usled poremećaja na tržištu bude prinuđena da promeni izvore finansiranja, vezano za ovaj Kredit, ili Klijent zahteva takvu izmenu, Banka će stupiti u pregovore sa Klijentom kako bi utvrdili osnov za utvrđivanje nove kamatne stope. Ukoliko se ugovorne strane ne dogovore u roku od 30 (trideset) dana , Klijent može da otplati unapred ceo Kredit u korišćenju u roku od narednih 30 (trideset) dana, ukoliko odmah nakon neuspešnih pregovora, u roku ne dužem od 3 (tri) radna dana, dostavi zahtev za prevremenu otplatu, u kom slučaju Banka neće obračunati ni naplatiti naknadu i troškove za prevremenu otplatu. Ukoliko navedeni zahtev izostane, Banka ima pravo da proglasi Kredit dospelim ili raskine ugovor i pristupi naplati svog celokupnog potraživanja	7.9.4If a market disruption event occurs and the Bank is forced to change the funding, regarding this loan, or the Client so requests, the Bank and the Client shall enter into negotiations to determine the basis for computing the new interest rate. If the agreement is not reached within 30 (thirty) days, the Client can prepay the whole outstanding loan within the next 30 (thirty) days, if immediately after unsuccessful negotiations, within 3 (three) business days, submits a request for prepayment, in which case the Bank will not calculate nor charge fees and charges for prepayment. If the aforementioned request is missing, the Bank has the right to declare the loan mature or terminate the Agreement and proceed with the collection of its entire claim.
Član 8 – Naknade i troškovi	**Clause 8 – Fees and costs**
8.1 Jednokratna naknada za strukturiranje	**8.1 One-time Structuring Fee**
8.1.1 Banka će naplatiti Klijentu, a Klijent se obavezuje da Banci plati, jednokratnu	8.1.1 The Bank shall charge, and the Client shall be obligated to pay to the Bank, a one-time fee for

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naknadu za strukturiranje transakcije (u daljem tekstu **Jednokratna naknada za strukturiranje**), odnosno za planiranje i strukturiranje transakcije finansiranja likvidnosti i isplate dividende članu društva, odnosno za osmišljavanje i definisanje strukture kolaterala po ovom Ugovoru, finansijskih obaveza odnosno za aranžiranje i realizaciju transakcije po ovom Ugovoru kroz sprovođenje finansiranja.	the structuring of the transaction (hereinafter referred to as the **One-Time Structuring Fee**). This fee pertains to the planning and structuring of the transaction for financing liquidity and the payment of dividends to a company shareholder, i.e. for devising and defining the collateral structure under this Agreement, financial covenants, and for arranging and executing the transaction under this Agreement through the implementation of financing.
8.1.2 Jednokratna naknada za strukturiranje **iznosi 2,5%** od **ukupnog** iznosa Kredita (definisan u članu 1.1).	8.1.2 The One-time Structuring Fee **is equal to 2.5%** of the total Loan amount (as defined in clause 1.1).
8.1.3 Jednokratna naknada za strukturiranje dospeva za plaćanje na Datum stupanja na snagu i plativa je u dinarima.	8.1.3 The One-time Structuring Fee is due for payment on the Effective date hereof and is payable in RSD.
8.2 Naknada za raspoloživost	**8.2 Commitment fee**
8.2.1 Korisnik kredita će Davaocu kredita platiti naknadu za raspoloživost obračunatu po stopi od 0,50 procenata godišnje na raspoloživa sredstva kredita tokom Perioda raspoloživosti. 8.2.2 Naknada za raspoloživost se obračunava i plaća mesečno, odnosno poslednjeg dana svakog kalendarskog meseca koji se završava tokom Perioda raspoloživosti, na poslednji dan Perioda raspoloživosti i u slučaju otkaza, na iznos otkazanih sredstava Kredita na dan kada je otkaz stupio na snagu.	8.2.1 The Borrower shall pay to the Lender a commitment fee computed at the rate of 0.50 per cent. per annum on the available commitment of the Loan for the Availability Period. 8.2.2 The accrued commitment fee is payable monthly, i.e. on the last day of each calendar month which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the Loan commitment at the time the cancellation is effective.
8.3 Naknada za prevremenu otplatu Kredita	**8.3 Prepayment Fee**
Klijent se potpisivanjem ovog Ugovora neopozivo i bezuslovno obavezuje da u slučaju prevremene otplate Kredita, plati Banci naknadu za obradu zahteva za otplatu unapred celog ili iznosa Kredita, koja će biti obračunata u visini od 0,25% iznosa dela Kredita koji se otplaćuje unapred.	By signing of this Agreement, the Client irrevocably and unconditionally agrees that in event of prepayment of the credit, pay to the Bank a fee for processing of the request for the advance payment calculated as 0.25% of the portion of the Loan which is prepaid.
8.4 Tekući troškovi	**8.4 Current Expenses**
Klijent će, na zahtev, platiti Banci sve tekuće troškove uključujući i putne troškove, troškove osiguranja, kao i naknade za prepise Listova	Upon request, the Client shall pay to the Bank all current expenses, including travel expenses, insurance costs, as well as fees for title deeds -

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nepokretnosti, naknade za sprovođenje provera za upis hipoteke koju Banka plaća advokatima, odnosno spoljnim saradnicima u postupku kontrole stanja sa teretima na nepokretnosti i upisa hipoteke u skladu sa odobrenjem, a sve u skladu sa svojim internim procedurama (kad ima hipoteke), kao i naknade i troškove za spoljašnje konsultantske usluge i konsultante, koje Banka podnese u vezi sa Kreditom, pripremom, revizijom, pregovorima, potpisivanjem, registracijom, administracijom, dopunama, odricanjem i izvršavanjem ovog Ugovora i bilo kojih drugih dokumenata naznačenih u ili povezanih sa ovim Ugovorom, zaštitom prava Banke po ovom Ugovoru i utvrđivanju da li je došlo do Povrede ugovora ili mogućnosti Povrede ugovora.		excerpts from immovable property cadastre, fees for conducting checks for registration of mortgages paid by the Bank to lawyers or external associates in the process of real estate encumbrance control and registration of the mortgage in accordance with the approval, all in accordance with its internal procedures (when there are mortgages), as well as fees and costs for external consulting services and consultants, submitted by the Bank in connection with the Loan, preparation, audit, negotiations, signing, registration, administration, amendments, waiver and performance of this Agreement and any other documents specified in or related to this Agreement, protection of the Bank's rights under this Agreement and determining whether there has been an event of default breach of contract or the possibility of an event of default.
Član 9 – Otplata glavnice Kredita		**Clause 9 – Repayment of Loan Principal**
9.1 Ugovorne strane saglasno utvrđuju da Klijent, ovim Ugovorom, preuzima obavezu da otplatu glavnice Kredita vrši u mesečnim ratama u skladu sa Planom otplate, pri čemu prva rata dospeva na plaćanje nakon isteka „grace" perioda od 6 (šest) meseci od Datuma stupanja na snagu, a poslednja rata dospeva na plaćanje 3 (tri) godine od Datuma stupanja na snagu, koji datum je i krajnji datum dospeća Kredita (u daljem tekstu: **Krajnji datum dospeća Kredita**).		9.1 The Parties hereto mutually agree that the Borrower, by entering into this Agreement, undertakes the obligation to repay the principal of the Loan in monthly installments in accordance with the Repayment Plan, whereby the first installment is due for payment after the expiration of the "grace" period of 6 (six) months from the Effective Date, and the last instalment is due for payment 3 (three) years from the Effective Date, which date is also the final maturity date of the Loan (hereinafter: **Final Maturity Date**).
9.2 Klijent preuzima obavezu da na dospele, a neplaćene iznose dugovane glavnice i kamate utvrđene u skladu sa odredbama ovog Ugovora (čl. 7 i 9), plati zateznu kamatu, definisanu u članu 12. ovog Ugovora, obračunatu počev od datuma dospeća konkretne neizmirene obaveze zaključno sa datumom konačne otplate iste.		9.2 The Client undertakes to pay the Default Interest as defined in Clause 12 hereof on all overdue amounts of the outstanding principal and the interest determined in line with the provisions of this Agreement (clauses 7 and 9) that shall be accrued starting from the due date and until the final repayment of such amounts.
9.3 Banka zadržava pravo da po prijemu zahteva Klijenta, a na osnovu prethodnog dogovora ugovornih strana, kao i na osnovu odluke menadžmenta Banke, odobri produženje Krajnjeg datuma dospeća Kredita, ukoliko po proceni Banke svi uslovi za donošenje takve odluke budu ispunjeni.		9.3 The Bank reserves the right to approve a later Final Maturity Date at the Client's request made after prior agreement between the Parties, as well as subject to a decision of the Bank's Management, provided that, at the assessment of the Bank, all requirements for such decision-making have been met.

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9.4 **Otkazivanje korišćenja dela ili celokupnog iznosa Kredita**	9.4 **Cancellation of the Loan in Part or in Full by the Client**
9.4.1 Otkazivanje korišćenja dela ili celokupnog iznosa Kredita je moguće. Klijent je dužan da dostavi Banci zahtev za otkazivanje korišćenja dela ili celokupnog iznosa Kredita, odnosno pisano obaveštenje o otkazivanju korišćenja dela ili celokupnog odobrenog iznosa Kredita najkasnije 3 (tri) radna dana pre datuma takvog otkazivanja.	9.4.1 The Loan may be cancelled in part or in full. The Client shall be required to provide the partial / full cancellation request, i.e. the partial/full cancellation notice to the Bank no later than 3 (three) business days prior to such cancellation date.
9.4.2 Otkazivanje korišćenja dela ili celokupnog odobrenog iznosa Kredita moguće je samo pre isteka Perioda raspoloživosti Kredita određenog stavom 2.2, člana 2 ovog Ugovora.	9.4.2 The Loan may be partially/fully cancelled solely prior to the expiry of the Availability Period as defined under Clause 2, paragraph 2.2 hereof.
9.4.3 Bilo koje Klijentovo obaveštenje o otkazivanju korišćenja dela ili celokupnog iznosa Kredita, kao što je definisano u ovom članu 9.4, neopozivo je i Banka će u skladu sa tim da izvrši smanjenje rezervisanog iznosa Kredita koji je stavljen na raspolaganje Klijentu u toku Perioda raspoloživosti.	9.4.3 Any Partial/Full Cancellation Notice served by the Client, as defined in this clause 9.4 shall be irrevocable, and the Bank shall accordingly reduce the allocated amount of the Loan made available to the Client within the Availability Period.
9.5 **Docnja Klijenta**	9.5 **Client's Default**
9.5.1 Ukoliko Klijent padne u docnju u vezi sa ispunjenjem bilo koje od obaveza utvrđenih ovim Ugovorom, Klijent će biti obavezan da plati Banci dospeli, a neizmireni iznos uvećan za zateznu kamatu (definisanu u čl. 12 dole) koja naraste do datuma konačne otplate.	9.5.1 Should any of payments due by the Client hereunder be delayed, the Client shall be required to pay such overdue amount to the Bank plus the Default Interest (as provided by Clause 12 below) accrued until the date such payments are settled in full.
9.5.2 Ugovorne strane saglasno utvrđuju da odredba prethodnog stava ni na koji način ne utiče na ovlašćenje Banke definisano u stavu 12.3c ovog Ugovora.	9.5.2 The Parties agree that the authorization for the Bank as provided by Section 12.3c hereof shall in no way be prejudiced by the provision under the preceding section.
9.6 **Neto plaćanje**	9.6 **Net Payment**
9.6.1 Sva plaćanja od strane Klijenta po ovom Ugovoru biće izvršena bez ikakvih umanjenja i neopterećena bilo kakvim dažbinama ili porezima.	9.6.1 All payments due by the Client hereunder shall be made free and clear of any deductions and/or taxes or duties.
9.6.2 Ukoliko se bilo kakav važeći porez ili iznos koji se tiče važećeg poreza mora odbiti od bilo kojih iznosa plativih od strane Klijenta po ovom Ugovoru (u daljem tekstu: **Umanjenje po osnovu poreza**), Klijent će platiti takve dodatne iznose koji mogu biti potrebni da bi	9.6.2 Should any applicable taxes or any amounts related thereto be required to be deducted from any amounts payable by the Client hereunder (hereinafter: **Tax Deductions**), the Client shall pay such additional amounts as may be necessary for the Bank to receive the net

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Banka primila neto iznos koji je jednak punom iznosu koji bi primila da uplata nije oporezovana.	amount equal to the full amount it would have received had such payment been not subject to any taxation.
9.7 **Nepotpuna plaćanja**	9.7 **Insufficient Payments**
9.7.1 Ukoliko Banka u bilo koje vreme primi iznos manji od dospelog i plativog iznosa po ovom Ugovoru, Banka će primljena sredstva upotrebiti na sledeći način:	9.7.1 If the Bank at any time receives less than the full amount due and payable hereunder, any received amounts shall be allocated and applied by the Bank as follows:
a. Prvo, za namirenje dugovanih naknada i troškova;	a. First, toward the settlement of any fees and costs due;
b. Drugo, za namirenje neplaćene Kamate i Zatezne kamate (ukoliko je primenjiva);	b. Secondly, toward the settlement of any outstanding Interest and Default Interest (if any);
c. Konačno, preostala sredstva primljena na ovaj način biće upotrebljena za namirenje neplaćene glavnice; sve to bez obzira na instrukcije koje Klijent može dati u suprotnom smislu.	c. Finally, any remaining proceeds received in this manner shall be applied toward the settlement of any outstanding principal, in any case notwithstanding any instructions that the Client may give to the contrary.
Član 10 – Obaveze Klijenta	**Clause 10 – Undertakings of the Client**
10.1 Klijent ovim potvrđuje:	10.1 The Client undertakes as follows:
a. Da nema nikakvih opterećenja na celini ili bilo kom delu imovine, sredstava ili prihoda Klijenta osim onih koja su prikazana u finansijskim izveštajima i računima navedenim u odeljku h) dole.	a. There are no existing encumbrances imposed on any part or all of its property, assets or revenues, other than those disclosed in the financial statements and accounts specified in paragraph h) below.
b. Da neće, bez prethodne saglasnosti Banke, a do konačne otplate Kredita iz člana 1. ovog Ugovora, založiti ili dati pod hipoteku svoju sadašnju ili buduću pokretnu ili nepokretnu imovinu ili drugu stalnu imovinu, pri čemu Banka takvu saglasnost neće neopravdano uskratiti uzimajući u obzir kreditnu sposobnost Klijenta i uticaj predloženog zalaganja na servisiranje duga prema Banci. Klijent se obavezuje da do konačne otplate Kredita iz člana 1. ovog Ugovora neće ustupiti, prodati, preneti, raspolagati ili na drugi način otuđiti bilo koje pravo, imovinu, odnosno svojinsko ovlašćenje ili bilo koji njihov deo ili bilo koje drugo pravo ili interes na imovini u celini ili na bilo kojem njenom delu, osim izuzetno ukoliko je to neophodno	b. The Borrower hereby undertakes that, without the prior written consent of the Lender, and until the final repayment of the Loan as stipulated in Clause 1 of this Agreement, they shall not pledge or encumber their present or future movable or immovable property, or any other permanent assets, whereby the Bank will not unreasonably withhold such consent, taking into account the credit ability of the Client and the impact of the proposed pledge on debt service to the Bank. The Borrower further undertakes that until the final repayment of the Loan referred to in clause 1 of this Agreement, they shall not assign, sell, transfer, dispose of, or otherwise alienate any rights, property, ownership authority, or any part thereof, or any other right or interest in the

prema zahtevima imperativnih propisa, o čemu će obavestiti Banku blagovremeno unapred, a najmanje 15 (petnaest) dana pre pomenutog zalaganja koje je neophodno prema zahtevima imperativnih propisa. Za vreme trajanja ovog Ugovora, Klijent se obavezuje da će najmanje jednom godišnje Banci dostavljati izjavu sa pregledom imovine kojom potvrđuje ispunjenje ove svoje obaveze.	property as a whole or in any part thereof, except as may be necessary in accordance with the requirements of imperative regulations, of which the Lender shall be timely and duly notified in advance and at least 15 (fifteen) days before the aforementioned mandatory disposal, which is necessary according to the requirements of imperative regulations. During the term of this Agreement, the Client undertakes to submit to the Bank at least once a year a statement with an overview of the property confirming the fulfilment of this obligation.
b. Da neće, bez prethodne pisane saglasnosti Banke, izdavati bilo kakve garancije za treća lica i neće uzimati zajmove od trećih lica (uključujući banke i ostale finansijske institucije).	b. It shall not, without prior written approval of the Bank, issue any guarantees for third parties and shall not take out loans from third parties (including banks and other financial institutions).
c. Da će pribaviti i obezbediti kontinuirano važeće (odnosno, u odgovarajućim slučajevima, obnavljati) sve neophodne dozvole, saglasnosti, odobrenja, prijave i registracije izdate od strane državnih i korporativnih tela, poverilaca, osnivača i drugih organa, koje su predviđene za neometano obavljanje njegovog poslovanja.	c. That it shall obtain and ensure continuous valid (i.e. in relevant cases, renew) all the necessary permits, consents, approvals, applications and registrations issued by state and corporate bodies, creditors, founders and other bodies, which are required for unhindered performance of its operations
d. Da neće, do potpunog izmirenja svih svojih obaveza koje proizilaze iz ovog Ugovora i drugih Finansijskih dokumenata, bez prethodnog zahteva za saglasnost upućenog Banci najmanje 15 (petnaest) dana unapred, radi pribavljanja obavezne saglasnosti Banke o napred navedenim postupcima, donositi odluke ili pokretati bilo koji postupak usmeren na prestanak, ili pristati na pokretanje i vođenje postupka, koji je usmeren na prestanak Klijenta kao pravnog lica; odnosno da neće bez prethodne saglasnosti Banke sprovoditi statusne promene (pripajanje, spajanje ili podela privrednog društva) ili promene oblika privrednog društva, ulaziti u integraciju ili se konsolidovati sa bilo kojim drugim pravnim licem, kupovati ili na drugi način pribavljati sva ili značajan deo sredstava bilo kog drugog pravnog lica, prodavati, davati u zakup, prenositi ili se na	d. The Client shall not, until the full settlement of all its obligations arising from this Agreement and other Finance Documents, without prior request for consent sent to the Bank at least 15 (fifteen) days in advance for the purpose of obtaining the Bank's mandatory consent on the aforementioned procedures, make decisions or initiate any proceedings aimed at the termination, or agree to the initiation and conduct of proceedings, which are aimed at the termination of the Client as a legal entity; nor shall the Client, without the prior consent of the Bank, carry out status changes (merger, consolidation or division of the company) or changes in the form of the company, enter into integration or consolidate with any other legal entity, purchase or otherwise acquire all or a significant part of the assets of any other legal entity, sell, lease, transfer or otherwise dispose of the whole or part of its property and assets, (except if it is

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drugi način lišavati celine ili dela svoje imovine i sredstava, (osim ukoliko je to u sklopu redovnog poslovanja Klijenta i po redovnim tržišnim uslovima), bilo jednom ili putem više povezanih ili nepovezanih transakcija.	within the regular operations of the Client and at regular market conditions), whether in a single or through multiple related or unrelated transactions.
e. Da će, odmah po nastanku istih, obaveštavati Banku o svakoj promeni lica ovlašćenog za zastupanje, kao i o svakoj promeni lica ovlašćenog za raspolaganje novčanim sredstvima Klijenta.	e. The Client shall notify the Bank of any changes in respect of its authorised representatives, as well as of any changes in respect of officers authorised to manage its accounts immediately after such changes have occurred.
f. Da će u roku dospeća plaćati sve svoje poreze i javne dažbine koje obuhvataju, mada nisu ograničene na eventualne poreze i javne dažbine po osnovu imovine Klijenta.	f. The Client shall pay when due all of its taxes and public fees, including without limitation any taxes and public fees against any of its properties.
g. Da će voditi poslovne knjige i ostalu evidenciju na način koji obezbeđuje tačno i objektivno iskazano finansijsko stanje Klijenta i rezultate njegovog poslovanja u skladu sa zakonom.	g. The Client shall maintain books of account and other records adequate to present a true and fair view of the financial condition of the Client and the results of its operations in conformity with law.
h. Da će dostaviti Banci poslednji godišnji finansijski izveštaj sastavljen za potrebe plaćanja poreza sa Klijentovim zakonski obavezujućim potpisima (deponovanim kod nadležnog suda ili agencije) kao i periodične finansijske izveštaje s tim što Banka ima pravo da zahteva od Klijenta detaljne podatke o pozicijama u finansijskom izveštaju i računima u bilo kom trenutku tokom trajanja ovog Ugovora.	h. The Client shall deliver its latest financial statements to the Bank which have been prepared for tax purposes and bear their legally binding signatures (certified before the competent court or agency), as well as its interim financial statements. The Bank shall be entitled to require any detailed information regarding the positions in financial statements and accounts to be delivered by the Client at any time during the term of this Agreement.
i. Da garantuje Banci najmanje ravnopravno tretiranje - rangiranje njenih potraživanja iz ovog Ugovora sa ostalim svojim obavezama prema drugim poveriocima, te da će shodno tome izvršenje obaveza koje ima prema Banci biti jednako rangirano u odnosu na sve druge obaveze Klijenta.	i. To guarantee the Bank at least equal treatment - *pari passu* ranking of its claims under this Agreement with other obligations to other creditors, and that accordingly the fulfilment of its obligations to the Bank will be equally ranked in relation to all other obligations of the Client
j. Da će, na zahtev Banke, Klijent obavestiti Banku o tekućem razvoju poslovanja, a ovim joj daje pravo da, kada Banka ima opravdanih razloga da smatra da je došlo do Značajno nepovoljnog uticaja, kako je	j. That, at the request of the Bank, the Client will inform the Bank on the current development of business, and hereby gives it the right that, when the Bank has reasonable reasons to believe that there have been a Material

definisan ovim Ugovorom, takve podatke koje Banka može zahtevati, u bilo koje vreme, preuzme u prostorijama Klijenta, omogućujući joj i pristup svojim poslovnim knjigama	Adverse Effect, as defined herein, such information as the Bank may request, at any time, takes over at the Client's premises, giving its access to her business books.
k. Da će, u toku trajanja ovog Ugovora, Klijent biti osiguran, kod osiguravajućih kompanija, za svu svoju nepokretnu imovinu koja je predmet hipoteke u skladu sa napred navedenim članovima 6.1 i 6.2 i sredstva sa pokrićem koje je normalno i uobičajeno u onim oblastima poslovanja u kojima je Klijent angažovan i da će staviti Banci na raspolaganje overene kopije ili originale polisa osiguranja.	k. That, during the term of this Agreement, the Client will be insured, with insurance companies, for all its assets and assets which are subject to mortgage in line with clauses 6.1 and 6.2 above with coverage that is normal and common in the Client's business field and will make certified copies or originals of insurance policies available to the Bank.
l. Da će svoje poslovanje obavljati poštujući sve važeće zakone i standarde koji se odnose na životnu sredinu, opštu zaštitu zdravlja i bezbednost, te zaštitu zdravlja i bezbednost na radu.	l. The Client shall conduct its business with due regard to all applicable laws and standards concerning the environment and public and occupational health and safety.
m. Klijent se obavezuje i saglasan je da su, do datuma konačnog izmirenja Obezbeđenih potraživanja, svaki dug, obaveza ili finansijska zaduženost Klijenta prema bilo kom povezanom licu, uključujući ali ne ograničavajući se na ugovore o međukompanijskim zajmovima (uključujući bilo koju kamatu nastalu po njima) podređena (subordinirana) i neobezbeđena i da će ostati podređena Obezbeđenim potraživanjima i neobezbeđena, u skladu sa uslovima ovog Ugovora. Do datuma konačnog izmirenja Obezbeđenih potraživanja, Klijent neće plaćati, vršiti isplatu, niti će dati sredstvo obezbeđenja u vezi sa bilo kojim postojećim dugom, financijskom obavezom, ili ugovorom o međukompanijskom zajmu, osim ukoliko je to izričito dozvoljeno ovim Ugovorom, uključujući (bez ograničenja) i izuzetak utvrđen članom 10.2.2 u nastavku.	m. The Client undertakes and agrees that, until the date of final settlement of the Secured Claims, any debt, liability or financial indebtedness of the Client to any related party, including but not limited to intercompany loan agreements (including any interest accrued thereon) is subordinated).) and unsecured and will remain subordinated to the Secured Claims and unsecured, in accordance with the terms of this Agreement. Until the date of final settlement of the Secured Claims, the Client shall not pay, make a payment, or provide security in connection with any subordinated debt, financial liability, or intercompany loan agreement, except as expressly permitted by this Agreement, including (without limitation) the exception set forth in clause 10.2.2 below.
n. Korisnik kredita je dužan da obezbedi da ne dođe do Promene kontrole bez prethodne pisane saglasnosti Davaoca kredita. Korisnik kredita ne sme, bez prethodne	n. The Borrower shall procure that no Change of Control occurs without the prior written consent of the Lender. The Borrower shall not, without the prior written consent of the

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pisane saglasnosti Davaoca kredita, da smanji kapital, da unosi, a obezbediće da ni član društva ne unese, nikakve bitne izmene u poslovanje i poslovne delatnosti ili u osnivačke akte Korisnika kredita. Korisnik kredita je dužan da obezbedi da član ne dozvoli nijednom licu da stekne udele u Korisniku kredita (bilo putem povećanja osnovnog kapitala, kupoprodaje ili na drugi način).	Lender, reduce its capital, make, or ensure that no shareholder of the company makes, any significant changes in the business operations and activities or in the founding documents of the Borrower. The Borrower is required to ensure that no shareholder allows any person to acquire shares in the Borrower (whether through an increase in share capital, sale, or otherwise).
o. Klijent saglasno potvrđuje i preuzima obavezu da, ako Klijent stekne ili oformi pravno lice, čime bi se ugrozila sposobnost Klijenta da uredno i blagovremeno ispunjava svoje obaveze po ovom Ugovoru, da će Banka imati pravo da zahteva od Klijenta dodatne instrumente obezbeđenja kojima takvi entiteti prihvataju solidarnu odgovornost u pogledu Klijentovih obaveza po ovom Ugovoru u svemu u skladu sa zakonom.	o. The Client agrees and undertakes that, if the Client acquires or forms a legal entity, which would jeopardize the Client's ability to properly and timely fulfil its obligations under this Agreement, that the Bank will have the right to demand from the Client additional security instruments by which such entities accept joint and several responsibility regarding the Client's obligations under this Agreement in all respects in accordance with the law.
p. Da je u obavezi da za sve vreme trajanja ovog Ugovora, a u skladu sa zakonskim odredbama i zahtevima NBS-a, obezbedi dostavljanje, odnosno dostavlja redovno nove procene vrednosti nepokretnosti koje se daju pod hipoteku u korist Banke. U skladu sa postojećim propisima ova obaveza je 3 (tri) godine od izvršene prethodne procene, odnosno u slučaju promene propisa i češće. Klijent je saglasan i preuzima obavezu da Banci dostavlja procenu i češće, za slučaj pogoršanja finansijskog stanja i kreditne sposobnosti Klijenta u odnosu na te pokazatelje u momentu zaključenja ovog Ugovora, blokade računa Klijenta, prestanka obavljanja delatnosti Klijenta, nastupanja bilo kog od stečajnih razloga shodno odredbama srpskog Zakona o stečaju kao i u situacijama kada Banka po NBS Odluci o upravljanju rizicima banke potraživanja koja ima prema Klijentu smatra problematičnom aktivom, te da ukoliko ne dostavi novu procenu založene nepokretnosti, u skladu sa svim navedenim Klijent neopozivo ovlašćuje Banku da o njegovom trošku u takvoj situaciji angažuje	p. The Client is obligated to ensure, for the entire duration of this Agreement and in accordance with legal provisions and the requirements of the National Bank of Serbia (NBS), the regular submission or submission of new valuations of the real estate to be mortgaged in favour of the Bank. In accordance with current regulations, this obligation is for 3 (three) years from the previous valuation, or more frequently in the event of a change in regulations. The Client agrees and undertakes the obligation to submit to the Bank an appraisal more frequently, in case of a deterioration of the financial condition and creditworthiness of the Client compared to those indicators at the time of the conclusion of this Agreement, blocking of the Client's accounts, cessation of the Client's business activities, the occurrence of any of the bankruptcy reasons according to the provisions of the Serbian Bankruptcy Law, as well as in situations where the Bank, according to the NBS Decision on risk management, considers the claims it has against the Client as problematic assets. Therefore, if a new valuation of the mortgaged property is not provided in

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ovlašćenog procenitelja da izradi takvu procenu tržišne vrednosti.	accordance with all the above, the Client irrevocably authorizes the Bank to engage, at the Client's expense, an authorized appraiser to prepare such an appraisal of the market value in such a situation.
q. Da će najkasnije 2 (dva) meseca od datuma prijema rešenja o upisu hipoteka, dostaviti Banci nove izvode iz baze podataka katastra nepokretnosti ne starije od 15 (petnaest) dana od dana dostavljanja, u formi prihvatljivoj za Banku, sa upisanim hipotekama u korist Banke u skladu sa navedenim rešenjima i ovim Ugovorom, osim ako Banka iste ne pribavi sama putem elektronskog uvida ili na drugi način o čemu će Banka obavestiti Klijenta bez odlaganja po pribavljanju.	q. The Client shall, no later than 2 (two) months from the date of receipt of the decision (*rešenje*) on the registration of mortgages, submit to the Bank new excerpts from the real estate cadastre database, no older than 15 (fifteen) days from the date of delivery, in a form satisfactory for the Bank, with registered mortgages in favour of the Bank in in accordance with the aforementioned decisions (*rešenjima*) and this Agreement, unless the Bank acquires them itself through electronic inspection or in another way, which the Bank will inform the Client about without delay upon acquisition.
10.2 Finansijske obaveze	**10.2 Financial Covenants**
10.2.1 Klijent će obezbediti postupanje i usklađenost sa dole navedenim finansijskim obavezama, na osnovu relevantnih godišnjih finansijskih izveštaja: a. Racio (pokazatelj) – odnos između iznosa ukupnih kratkoročnih i dugoročnih bankarskih zaduženja Klijenta, uvećanih za lizing obaveze i umanjen za stanje gotovine i gotovinske ekvivalente, i poslovnog dobitka pre amortizacije (u daljem tekstu: **Neto Dug/Ebitda**) mora biti manji ili jednak 3,0x. b. Banka će kontrolisati koeficijent **Neto Dug/Ebitda** na godišnjem nivou počev od 31. decembra 2024. godine, a na osnovu (i) Potvrda o usaglašenosti u kojima se navode proračuni u pogledu usaglašenosti sa finansijskim obavezama Klijenta iz ovog Ugovora i (ii) dostavljenih finansijskih izveštaja Klijenta u skladu sa ovim Ugovorom. c. Svaka Potvrda o usaglašenosti mora suštinski odgovarati modelu iz Priloga 2 (*Compliance Certificate*) Ugovora i biti	10.2.1 The Client shall procure compliance with the following financial covenants based on the relevant annual financial statements: a. The financial ratio between the total short-term and long-term bank debt of the Client, increased for the leasing liabilities and reduced for amount of cash and cash equivalents, and operating profit before depreciation (hereinafter: **Net Debt/Ebitda**) must be less or equal to 3.0x. b. The Bank will control the **Net Debt/Ebitda** ratio on an annual basis starting from 31 December 2024, based on (i) the Compliance Certificates, which state calculations regarding compliance with the Client's financial obligations from this Agreement and (ii) submitted financial statements of the Client in in accordance with this Agreement. c. Each Compliance Certificate must substantially correspond to the model from Schedule 2 (*Compliance Certificate*) of the Agreement and be signed by the Company's director.

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	potpisana od strane direktora Društva.		
10.2.2	Korisnik kredita se obavezuje da bez prethodnog pisanog odobrenja Davaoca kredita neće:	10.2.2	The Borrower undertakes that, without the prior written consent of the Lender it shall not:
	a. raspodeliti ili platiti dobit, odnosno dividendu, naknadu, drugu raspodelu ili plaćanje bilo koje vrste za ili u vezi sa udelom članova u osnovnom kapitalu društva;		a. declare, make or pay any profit, dividend, fee or other distribution or payment of any kind on or in respect of any of the shareholder's share in the company's share capital;
	b. otplatiti, prevremeno otplatiti ili vršiti povraćaj dodatnih uplata, glavnice, kamate ili drugih iznosa plativih u vezi sa bilo kojim zajmom ili sličnom finansijskom zaduženošću, niti vršiti druga plaćanja po bilo kom osnovu svojim članovima, ili povezanim licima svojih članova;		b. repay, or prepay any additional capital payments, any principal, interest or other amount on or in respect of any loan or similar financial indebtedness, or on any other ground, to any of its shareholders or to any affiliate of any of its shareholders;
	c. dati pozajmicu bilo kom licu;		c. grant a loan to any party;
	d. biti donošene odluke o plaćanjima ili biti vršena bilo koja slična plaćanja povezanim licima,		d. pass resolution on or effect any similar payment towards its affiliates,
	ukoliko bi, u svakom od napred navedenih slučajeva, iznos plaćanja na godišnjem nivou premašio iznos od **EUR 6.000.000 (slovima: šest miliona evra)** (uzimajući u obzir zbir svih plaćanja tokom kalendarske godine) izuzimajući već odobreno plaćanje dividende za 2024. godinu u iznosu od EUR 20.000.000 (slovima: dvadeset miliona evra);		if, in each of the cases listed above, the annual payment would exceed the amount of **EUR 6,000,000 (in words: six million euros)** (taking into account the sum of all payments during the calendar year), excluding the already approved dividend payment for 2024 in the amount of EUR 20,000,000 (in words: twenty million euros).
10.2.3	Počevši od Datuma stupanja na snagu, Klijent će obezbediti da njegovi članovi, odnosno član:	10.2.3	As of the Effective Date, the Client shall procure that its shareholders, or a shareholder:
	a. ne dozvole ni jednom licu da stekne udele u Klijentu (bilo putem povećanja kapitala, kupoprodaje ili na drugi način); i		a. allow no person to acquire shares in the Client (whether by way of a share capital increase, purchase or otherwise); and
	b. ne dozvole izmene postojeće vlasničke strukture Klijenta, niti bilo kojih prava koja su vezana za postojeće udele u Klijentu, u skladu sa ovim Ugovorom.		b. allow no alteration of the existing shareholder structure of the Client of any rights attaching to existing shares in the Client, in accordance with this Agreement.

10.2.4 Finansijske i druge obaveze u ovom članu 10.2 (*Finansijske obaveze*) će biti testirane godišnje, na bazi godišnjih revidiranih finansijskih izveštaja.	10.2.4 The financial and other covenants in this clause 10.2 (*Financial Covenants*) will be tested annually, based on the audited financial statements.
10.2.5 Klijent će Banci Potvrdu o usaglašenosti u obliku Priloga 2 (*Obrazac Potvrde o usaglašenosti*) ovog Ugovora u roku od 45 dana od odgovarajućeg perioda iz ovog člana 10.2, odnosno u roku od 45 dana od kraja svake kalendarske godine, koja sadrži kalkulacije (u odgovarajućoj meri detaljne) u vezi sa usklađenošću sa ovim članom 10.2 (*Finansijske obaveze*).	10.2.5 The Client shall supply the Bank, a Compliance Certificate in the form of Schedule 2 (*Form of Compliance Certificate*) within 45 days from each relevant period stated in this clause 10.2 (Financial Covenants), i.e. within 45 days following the end of each calendar year, which provides computations (in reasonable detail) as to compliance with this clause 10.2 (*Financial Covenants*).
Član 11 – Obavezujuće Izjave Klijenta:	**Clause 11 – Representations and Warranties of the Client:**
11.1 Klijent daje Banci sledeće obavezujuće izjave:	**11.1 The Client represents and warrants to the Bank as follows:**
a. Klijent je privredno društvo (ili ustanova ili organizacija ili javno preduzeće i dr.) koje je propisno organizovano i punopravno postoji u skladu sa zakonom po kome je osnovan, kao i da ima sve korporativne i zakonske uslove, odluke i saglasnosti da se zaduži kod Banke po ovom Ugovoru, odnosno da za navedeno zaduženje jemči svojom imovinom koju je dao Banci kao obezbeđenje po ovom Ugovoru i ovaj Ugovor potpisuje preko svog ovlašćenog zastupnika u svemu sa pažnjom dobrog privrednika, svestan značaja preduzetih pravnih radnji, upoznat sa svim pravima, uslovima i posledicama ovog Ugovora uz istovremeno odricanje od prava na pozivanje na promenjene okolnosti usled promenljivosti ugovorene kamatne stope (BELIBOR i promene kursa dinara u odnosu na valutu Kredita u skladu sa odredbama i ograničenjima navedenim u pozitivnim propisima.	a. The Client is a commercial company (or institution or organization or public company, etc.) duly organized and validly existing in line with the laws on the basis of which it was founded, and that it has all the corporate and legal preconditions, decisions and consents to borrow from a Bank under this Agreement, i.e. to secure the said indebtedness with its assets that it has given to the Bank as collateral under this Agreement and this Agreement is signed through its authorized representative with the care of a good businessman, aware of the importance of the legal actions undertaken, informed about all the rights, conditions and consequences of this Agreement, while waiving the right to invoke changed circumstances due to variability of the agreed interest rate (BELIBOR) and changes in exchange rate of dinar related to the currency of the loan in accordance with the provisions and restrictions specified in the actual present regulations.
b. Potpisivanjem ovog Ugovora, Klijent preuzima neopozivu obavezu da tokom trajanja ovog Ugovora, odnosno do potpunog izmirenja svih obaveza po osnovu ovog Ugovora, preko Banke obavlja dinarski platni promet preko svojih RSD	b. By signing this Agreement, the Client irrevocably undertakes during the term of this Agreement, and until the final settlement of all its obligations hereunder, to perform its payment transactions in dinars over its RSD accounts held with the Bank,

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	računa otvorenih kod Banke, kao i da obavlja platni promet u stranoj valuti preko svojih deviznih računa otvorenih kod Banke, najmanje srazmerno učešću Banke u ukupnom finansiranju Klijenta, a sve u smislu kako broja odlazećih naloga, tako i iznosa po nalozima, a sve preko dinarskog i deviznog računa kod Banke. Klijent će u svakom slučaju kod svakog pojedinačnog otkupa ili prodaje deviza, zahtevati ponudu od Banke u cilju pribavljanja najpovoljnije cene koju kao Klijent Banke može dobiti u datom trenutku. Banka će periodično na godišnjem nivou kontrolisati ispunjenje preuzetih obaveza Klijenta, a kao osnov za obračun poslužiće poslovne knjige Klijenta, relevantni finansijski izveštaji i pregled ukupno ostvarenog prometa po bankama po valutama kao i broj ukupnih odlazećih naloga po valutama, pečatiran i potpisan od strane ovlašćenog lica koji je Klijent u obavezi da dostavi po zahtevu Banke.		and to perform its payment transactions in foreign currency over it foreign currency accounts held with the Bank, at least proportionate to the Bank's share of the Client's overall financing in terms of both the number and amounts of outgoing orders. The Client shall in any case for each and every foreign exchange buying or selling transaction request an offer from the Bank in order to obtain the most favourable rate that it may obtain as the Client of the Bank at a given time. The Bank shall periodically on an annual basis control if the Client has met its obligations assumed hereunder, and the Client's books of accounts, relevant financial statements and overview of total turnover for each currency by banks as well as total number of outgoing orders by currencies, stamped and signed by the authorized person, which the Client is obliged to provide at the Bank's request, shall serve as the basis for calculation.
c.	Da je isključivi (1/1) vlasnik imovine koja je predmet zalaganja na osnovu ovog Ugovora, osim nepokretnosti iz člana 6.2, čiji će isključivi vlasnik postati u skladu sa uslovima ovog Ugovora, i da nema trećih lica koja imaju ili tvrde da imaju bilo koje pravo na imovini koja je predmet zalaganja na osnovu ovog Ugovora;	c.	The Client is the exclusive (1/1) owner of the property that is the subject of pledge based on this Agreement, except for real estate from clause 6.2 whose exclusive owner it shall become in accordance with the terms of this Agreement, and there are no third parties having or claiming to have any right to the property which shall be pledged or mortgaged under this Agreement;
d.	Da nije u prekršaju po bilo kojem ugovoru u kojem je ugovorna strana, te da nikakva reorganizacija, postupak stečaja, parnica, arbitražni postupak ili bilo kakav drugi sudski i / ili upravni postupak nije pokrenut ili je u toku, niti je, prema saznanjima Klijenta, zaprećeno postupkom koji bi mogao imati uticaja na sposobnost Klijenta da izvršava i poštuje svoje obaveze i odredbe ovog Ugovora.	d.	it is not in default under any agreements to which it may be one of the parties, and no reorganization, bankruptcy, litigation, arbitration or any other legal and/or administrative proceedings have been instituted, pending or threatened to the best knowledge of the Client, whereby its ability to perform and comply with its obligations hereunder may be affected.
e.	Protiv Klijenta ili u odnosu na neki deo njegove imovine ne vodi se niti im je zaprećen sudski, arbitražni ili administrativni postupak pred bilo kojim sudom ili državnim organom koji bi verovatno ugrozio finansijsko stanje Klijenta ili njegovu sposobnost da izvršava obaveze iz ovog Ugovora ili u vezi sa njim.	e.	It or any of its assets are not subject to or threatened by any litigation, arbitration or administrative proceeding before any court or governmental authority, that is likely to affect its financial condition or its ability to perform its obligations under or related to this Agreement.

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f.	Da svi dokumenti, informacije, dokazi i izveštaji dostavljeni Banci jesu i da će biti tačni i ispravni da iz njih neće biti izostavljane činjenice čije bi izostavljanje u njima sadržane iskaze učinilo materijalno pogrešnim.	f.	All documents, information, evidence and reports provided to the Bank are and shall be true and correct not omitting any facts the omission of which may or might make any disclosures contained therein materially incorrect.
g.	Da ne postoji nijedno sredstvo obezbeđenja ili teret na delu ili celini nepokretnosti koje su predmet hipoteke u skladu sa ovim Ugovorom, niti na drugoj imovini Korisnika kredita.	g.	There are no security interests or encumbrances on any part or all of the property that is subject to the mortgage in accordance with this Agreement, nor on any other assets of the Borrower.
h.	Obavezujuće izjave date od strane Klijenta u ovom Ugovoru biće tačne i važiće na dan i počev od datuma kada su date, odnosno, kada se budu smatrale potvrđenim, sa istim dejstvom kao da su date na dan i počev od datuma povlačenja sredstava Kredita.	h.	The representations and warranties made by the Client in this Agreement shall be true and valid on and as of the dates on which they are made or deemed confirmed with the same effect as though such representations and warranties had been made on and as of the date of the first utilisation of the Loan.
i.	Nijedan Slučaj povrede ugovora, odnosno, potencijalni Slučaj povrede ugovora nije nastao i nije kontinuirano prisutan, odnosno, po opravdanoj proceni neće nastati u neposrednoj budućnosti, a Klijent po osnovu povlačenja sredstava Kredita ili izvršavanja obaveza neće postupati suprotno svojim osnivačkim aktima, odredbama sadržanim u bilo kom ugovoru ili dokumentu u kome je Klijent jedna od strana, odnosno, koji su za Klijenta obavezujući ili suprotno bilo kom zakonu koji se na Klijenta primenjuju.	i.	No Event of Default or potential Event of Default shall have occurred and be continuing or shall, in the reasonable opinion, be imminent and the Client shall not, as a result of Loan utilisation or provision of commitment, be in violation of its charter, any provision contained in any agreement or instrument to which the Client is a party or by which the Client is bound or any law applicable to the Client.
j.	Nije došlo ni do jedne pojave za koju bi se, po opravdanoj proceni moglo očekivati da će imati Značajno nepovoljan uticaj na poslovanje, poslove ili finansijsko stanje Klijenta, odnosno, sposobnost Klijenta da izvršava svoje obaveze.	j.	Nothing shall have occurred which in the reasonable judgment would be expected to have a Material Adverse Effect on the Client's business, operations or financial condition or the ability of the Client to perform.
k.	Da ne može bez prethodne pisane saglasnosti Banke ustupiti, založiti ili prodati, odnosno na bilo koji način raspolagati svojim pravima i obavezama po ovom Ugovoru.	k.	It shall not, without prior written consent of the Bank, transfer, pledge or sell or in any possible way dispose of its rights and obligations under this Agreement.
l.	Klijent se obavezuje da će, po razumnoj oceni Banke, odnosno u slučaju da postojeća sredstva obezbeđenja postanu neadekvatna, odnosno nedovoljna za obezbeđenje potraživanja Banke po ovom Ugovoru a na zahtev Banke dostaviti dodatna sredstva obezbeđenja koja su prihvatljiva za Banku ili da će da smanji svoj dug tako da sredstva obezbeđenja budu dovoljna,	l.	It undertakes, at a reasonable assessment of the Bank or in the event that the existing security instruments become inadequate, or insufficient to secure the claims of the Bank under this Agreement, at the request of the Bank, to deliver additional security instruments that are acceptable to the Bank or to reduce its debt so that the security instruments are sufficient,

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adekvatna odnosno važeća za obezbeđenje potraživanja Banke kako je inicijalno odobreno po ovom Ugovoru.	adequate or valid security for the claims of the Bank as originally approved hereunder.
m. Ugovorne strane su saglasne i Klijent neopozivo i bezuslovno prihvata i izričito ovlašćuje Banku potpisom ovog Ugovora, da u skladu sa propisima na snazi u Republici Srbiji, isključivo na osnovu ove saglasnosti, a bez daljeg i/ili naknadnog njegovog odobrenja, Banka može ustupiti odnosno preneti svoja prava i obaveze u smislu ustupanja ugovora u celosti, kao i preneti dospela potraživanja po ovom Ugovoru u cilju umanjenja Kreditnog rizika, zbog neizvršenja obaveza prema Banci i po ugovorima povezanim sa ovim Ugovorom u smislu instrumenata obezbeđenja i pratećih pravnih poslova, na drugu Banku odnosno drugo pravno lice, uz pisano obaveštenje upućeno Klijentu o izvršenom prenosu, odnosno ustupanju na osnovu ove saglasnosti, odnosno na osnovu propisa na snazi u Republici Srbiji. Ovim potpisom, Klijent daje pisano odobrenje Banci da podatke o njemu može saopštiti trećem licu kao potencijalnom sticaocu po osnovu ustupanja (pod uslovom da takvo lice potpiše odgovarajuću ugovor o obavezama poverljivosti sa Bankom)	m. The Parties agree and the Client irrevocably and unconditionally accepts and authorizes the Bank by signing this agreement, that in accordance with the regulations in force in the Republic of Serbia, solely on the basis of this consent, and without further and/or additional his approval, the Bank may, in order to minimize the credit risk arising from the non-performance of its obligations towards the Bank, assign or transfer its rights and obligations in terms of the assignment of the agreement as a whole as well as the assignment of receivables due under this Agreement and under contracts associated with this Agreement in terms of security instruments and related legal transactions, to other banks and/or other legal entities, with a written notice to the Client on the transfer or assignment under this agreement or under the regulations in force in the Republic of Serbia. By signing this Agreement, the Client gives a written authorization to the Bank that it may reveal the information about the Client to a third party as a potential acquirer under assignment (provided that such person signs an appropriate non-disclosure agreement with the Bank).
n. Klijent potvrđuje da je upoznat da je Banka implementirala interne politike i procedure sa ciljem obezbeđenja usklađenosti Banke sa svakodobno važećim zakonima i pravilima koja regulišu pitanja finansijske asistencije koje Banka primenjuje. Klijent potvrđuje i obavezuje se da primljena i odobrena sredstva po ovom plasmanu neće koristiti za transakcije vezane za pribavljanje i kupovinu akcija i/ili drugih vrsta hartija od vrednosti čiji je Banka izdavalac (i/ili bilo kog izdavaoca, člana grupe čiji je i Banka član), a koje bi transakcije podrazumevale ili mogle da podrazumevaju kršenje od strane Banke svakodobno važećih zakona i pravila koja regulišu pitanja finansijske asistencije. o. Da neće, tokom trajanja ovog Ugovora, isplaćivati neraspoređenu dobit svojim osnivačima, bez prethodnog pisanog odobrenja od strane Banke u vidu saglasnosti za takvu distribuciju neraspoređene dobiti i to dok god	n. The Client confirms that it is aware that the Bank has implemented internal policies and procedures in order to ensure compliance of the Bank with the applicable laws and rules governing the issues of financial assistance that the Bank applies. The Client confirms and undertakes that the received and approved funds within this loan will not be used for transactions related to the acquisition and purchase of shares and / or other types of securities issued by the Bank (and / or any issuer, member of the group of which the Bank is a member), with transactions which would or could involve a violation of the laws and regulations in force at any time and governing the issues of financial assistance by the Bank. o. The Client shall not, during the term of this Agreement, disburse the retained earnings to its founders, without prior written approval by the Bank given in the consent form used for such distribution of the retained earnings until the Client

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	Klijent ne isplati obaveze po ovom Ugovoru u potpunosti.		repays its obligation under this Agreement in full.
p.	Klijent ovlašćuje Banku da, do izmirenja svih obaveza Klijenta po osnovu ovog Ugovora, može izvršiti plaćanje osiguravajućem društvu i zadužiti tekući račun Klijenta kod Banke za plaćeni iznos prema obračunu dobijenom od osiguravajućeg društva, ukoliko Klijent o roku ne izmiri troškove premije osiguranja ili isto ne produži, u skladu sa ovim Ugovorom.	p.	The Client authorizes the Bank that, until the settlement of all the Client's obligations under this Agreement, it may make payments to the insurance company and debit the Client's current account at the Bank for the paid amount according to the calculation received from the insurance company, if the Client does not settle the insurance premium costs on time or does not renew it, in accordance with this Agreement.
q.	Klijent je saglasan i ovlašćuje Banku da Banka, može u slučaju raskida ugovora o osiguranju po osnovu koga je izdata polisa koja je vinkulirana u korist Banke, samostalno u ime i za račun Klijenta zaključiti ugovor o osiguranju predmeta založnog prava, sa osiguravačem po izboru Banke radi izdavanja nove polise osiguranja vinkulirane u korist Banke i ujedno ovlašćuje Banku da zaduži tekući račun Klijenta kod Banke za plaćeni iznos prema obračunu dobijenom od osiguravajućeg društva. Klijent potvrđuje i prihvata da potraživanje Banke nastalo po osnovu plaćanja izvršenog osiguravajućem društvu dospeva odmah, te da na taj, kao i na svaki dospeli iznos, ukoliko ne bude plaćen o dospelosti, teče zakonska zatezna kamata.	q.	The Client agrees and authorizes the Bank that, in the event of termination of the insurance contract under which a policy has been issued that is assigned in favour of the Bank, the Bank may independently, in the name and on behalf of the Client, conclude an insurance agreement on the subject of the mortgage, with an insurer chosen by the Bank for the purpose of issuing a new insurance policy assigned in favour of the Bank. The Client also authorizes the Bank to debit the Client's current account at the Bank for the paid amount according to the calculation received from the insurance company. The Client confirms and accepts that the Bank's claim arising from the payment made to the insurance company is due immediately, and that statutory default interest will accrue on that amount, as well as on any other due amount, if not paid upon maturity.
r.	Klijent se obavezuje da će obezbediti odnosno dostaviti Banci procene nepokretnosti koje predstavljaju sredstvo obezbeđenja po ovom Ugovoru na način da najviše dve uzastopno dostavljene procene vrednosti hipotekovane nepokretnosti budu izvršene od strane iste proceniteljske kuće, odnosno licenciranog procenitelja, dok prva naredna procena vrednosti iste nepokretnosti mora biti urađena od strane druge proceniteljske kuće, odnosno licenciranog procenitelja sa liste proceniteljskih kuća, odnosno spiska licenciranih procenitelja čiji se izveštaji o proceni vrednosti prihvataju za potrebe obrade zahteva u formi prihvatljivoj za Banku. Navedeni odnos u smislu dostavljanja procena nepokretnosti se na opisani način uz primenu ugovorenog mehanizma primenjuje za sve vreme trajanja ovog Ugovora. U slučaju	r.	The Client undertakes to provide or deliver to the Bank valuations of real estate that represent the security for this Agreement in such a way that no more than two consecutive appraisals of the value of the mortgaged real estate are performed by the same appraisal house, or licensed appraiser, while the first subsequent appraisal of the same real estate must be done by another appraisal house, or licensed appraiser from the list of appraisal houses, or list of licensed appraisers whose valuation reports are accepted for the purposes of processing requests in a form acceptable to the Bank. The described relationship in terms of delivering real estate valuations is applied in the described manner with the application of the agreed mechanism for the entire duration of this Agreement. In the event of non-fulfilment of the obligation mentioned here,

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neispunjenja ovde navedene obaveze, Klijent neopozivo i bezuslovno ovlašćuje Banku da može samostalno angažovati u svoje ime a za račun odnosno na trošak Klijenta odgovarajuću proceniteljsku kuću, odnosno licenciranog procenitelja za potrebe procene vrednosti hipotekovane nepokretnosti koje je Klijent dužan da omogući, a ukoliko Banka plati dostavljenu procenu iz svojih sredstava, navedeni trošak fakturisaće Klijentu za plaćanje uz dostavu dokaza o izvršenom plaćanju od strane Banke sa čim je Klijent saglasan.		the Client irrevocably and unconditionally authorizes the Bank to independently engage, in its own name but at the expense or cost of the Client, an appropriate appraisal house, or licensed appraiser for the purpose of appraising the value of the mortgaged real estate which the client is obliged to facilitate, and if the Bank pays for the delivered appraisal from its own funds, the said cost will be invoiced to the client for payment along with the delivery of proof of payment made by the Bank, with which the Client agrees.
Član 12 – Povrede Ugovora		**Clause 12 – Events of Default**
12.1 Sledeći događaji predstavljaju povrede ovog Ugovora (svaki od navedenih slučajeva u daljem tekstu označen kao: **Slučaj povrede ugovora**):		12.1 The following events shall constitute the event of default hereunder (each hereinafter referred to as: the **Event of Default**):
a. Svaka Klijentova i Jemčeva povreda obaveza plaćanja glavnice, kamate, naknada, provizija, troškova i bilo kojih drugih plativih iznosa, kao što je određeno Finansijskim dokumentima;		a. Any breach of the Client's and Guarantor's obligations to pay principal, interest, fees, commissions, costs and any other amounts payable, as specified in the Finance Documents;
b. Svaka povreda od strane Klijenta ili Jemca u pogledu njegovih pojedinačnih obaveza i odgovornosti po ovom Ugovoru i/ili po ugovorima kojima se regulišu instrumenti obezbeđenja i drugim Finansijskim dokumentima;		b. Any breach by the Client or the Guarantor with regard to his individual obligations and responsibilities under this Agreement and/or under the agreements governing security instruments and other Finance Documents;
c. Ako neka od Klijentovih obavezujućih izjava / potvrda po ovom Ugovoru nije ili prestane da bude tačna i ispravna i / ili ako izostavlja bilo koju činjenicu čije bi izostavljanje u njima sadržane iskaze učinilo materijalno pogrešnim;		c. If any of the representations and/or warranties made by the Client hereunder is not or ceases to be true and correct and/or omits any facts the omission of which may or might make any disclosures contained therein materially incorrect;
d. Ako bilo koja od Klijentovih obavezujućih izjava / potvrda, po Dokumentima o obezbeđenju, nije ili prestane da bude tačna i ispravna i / ili ako izostavlja bilo koju činjenicu čije bi izostavljanje u njima sadržane iskaze učinilo materijalno pogrešnim;		d. If any of the representations and/or warranties made by the Client under Security Documents is not or ceases to be true and correct and/or omits any facts the omission of which may or might make any disclosures contained therein materially incorrect;

UniCredit Bank

e.	Ako Klijent upotrebi Kredit za svrhe koje se razlikuju od onih koje su opisane u ovom Ugovoru;	e.	If the Client uses the Loan for purposes other than those described in this Agreement;
f.	Ukoliko je račun Klijenta u blokadi duže od 15 (petnaest) kalendarskih dana neprekidno, a po porukama koje Banci dostavi Organizacija za prinudnu naplatu NBS-a;	f.	If the Client's account has been blocked for more than 15 consecutive days, as notified to the Bank by the NBS Enforced Collection Department;
g.	Ako Klijent ne obezbedi dodatna sredstva obezbeđenja, kao što je izloženo u članovima 5.2.7 i 10.1, tačka o. ovog Ugovora, u roku od 15 (petnaest) kalendarskih dana od dostavljanja zahteva Banke za obezbeđivanjem dodatnih sredstava obezbeđenja	g.	If the Client fails to provide additional security, as provided in clauses 5.2.7 and 10.1, paragraph o. hereof, within 15 (fifteen) calendar days following the Bank's request for additional security;
h.	Ako bilo kakva presuda, odluka, nalog za zaplenu ili izvršenje bude donet ili izvršen nad bilo kojim sredstvima Klijenta tako da vrednost imovine Klijenta bude umanjena ili je izvesno da će biti umanjena za 20 (dvadeset) i više procenata od vrednosti na dan zaključenja ovog Ugovora ili ako bilo koja sredstva koja su data na ime obezbeđenja budu opterećena na drugi način koji po razumnom mišljenju Banke može negativno uticati, i/ili direktno negativno utiče na vrednost obezbeđenja Banke i/ili na otplatnu sposobnost Klijenta ili kojim je navedeno obezbeđenje i/ili otplatna sposobnost Klijenta značajno ugrožena;	h.	If any judgment, decision, seizure or enforcement order is made or enforced on any of the Client's assets so that the value of the Client's property is impaired or is likely to be impaired by 20 (twenty) percent or more on the date of this Agreement or if any which funds provided in the name of a security instrument are encumbered in another way, which in the reasonable opinion of the Bank may adversely affect, and / or directly negatively affect the value of the Bank's security instrument and / or the Client's ability to repay or which significantly jeopardizes the aforementioned security instrument and/or the Client's ability to repay the debt.
i.	Ako postupak, likvidacije, stečaja ili sličan postupak bude pokrenut protiv Klijenta, kao i ako Klijent podnese sudu predlog za pokretanje stečajnog postupka, u skladu sa unapred pripremljenim planom reorganizacije;	i.	If any liquidation, bankruptcy or similar proceedings shall have been instituted against the Client, as well as if the Client submits to the court a proposal for initiating bankruptcy proceedings, in accordance with the prepack reorganization plan;
j.	U slučaju da, po opravdanom mišljenju Banke, dođe do Značajno negativnog uticaja u pogledu finansijske situacije Klijenta, koja se ogleda u negativnom odnosno neželjenom smanjenju obima poslovanja, umanjenju imovine i/ ili opšteg finansijskog stanja Klijenta, odnosno u značajno umanjenoj mogućnosti Klijenta da odgovori svojim obavezama kako finansijskim tako i ostalim obavezama po ovom Ugovoru, odnosno ukoliko je došlo do negativnog	j.	In the event that, in the Bank's reasonable opinion, a Material Adverse Effect occurs in respect of the Client's financial situation, which is reflected in a negative or unwanted reduction in business volume, reduction of assets and / or general financial condition of the Client, or significantly reduced ability of the Client to meet its obligations both financial and other obligations under this Agreement, i.e., if there is a negative impact on the Client's security instrument under this Agreement,

UniCredit Bank

	uticaja na sredstva obezbeđenja Klijenta iz ovog Ugovora, kako u smislu važenja, zakonitosti i izvršivosti uspostavljenog odnosno ugovorenog obezbeđenja, tako i u smislu neželjenog umanjenja vrednosti obezbeđenja koja je nastala usled činjenja ili nečinjenja koje se ne mogu staviti na teret Banci, a po pozivu Banke (koji Banka može uputiti po svojoj proceni) Klijent nije otklonio negativne posledice po sredstva obezbeđenja u ostavljenom razumnom roku.		both in terms of validity, legality and enforceability of established or contracted security instrument, and in terms of unwanted impairment of security instrument or inactions that cannot be charged to the Bank, and at the request of the Bank (which the Bank may make at its discretion) the Client has not eliminated the negative consequences for the security instrument within the reasonable deadline granted by the Bank.
k.	Ako bilo koje ovlašćenje, odobrenje, saglasnost, licenca, patent, know-how, žig, izuzeće, registracija ili neki drugi element neophodan da bi Klijent mogao odgovoriti svojim obavezama po ovom Ugovoru bude modifikovan ili opozvan ili ne ostane punovažan.	k.	If any authorizations, approvals, consents, licences, patents, know-how, trademarks, exemptions, registrations and/or any other instruments necessary for the Client to meet its obligations hereunder shall have been modified or revoked or become invalid.
l.	Ako Klijent prestane ili dođe u situaciju koja može dovesti do prestanka njegovog poslovanja ili proda, prenese ili na drugi način raspolaže značajnim delom svojih sredstava.	l.	If the Client has discontinued or faces any circumstances which might result in the discontinuance of its business or it sells, transfers or otherwise disposes of any substantial part of its assets.
m.	Ako državni ili drugi organi izvrše eksproprijaciju ili nacionalizaciju ili pokažu nameru da izvrše eksproprijaciju ili nacionalizaciju celine ili značajnog dela Klijentovih sredstava.	m.	If all or a substantial part of the Client's assets shall have been expropriated or nationalized by the government or other authorities or any intention to that effect has been demonstrated by such authorities.
n.	Ukoliko u toku trajanja ovog plasmana dođe do Promene kontrole, a bez prethodne pisane saglasnosti Banke.	n.	If during the term of this borrowing a Change of Control occurs without prior written consent of the Bank.
o.	Banka utvrdi da je bilo koja objava, potvrda, informacija, izjava ili uverenje koja se smatra ključnim za odobrenje i trajanje Kredita neistinita, obmanjujuća ili nepotpuna, jer navedeno predstavlja bitne elemente ovog Ugovora.	o.	The Bank determines that any announcement, confirmation, information, statement or belief that is considered crucial for the approval and duration of the Loan is untrue, misleading or incomplete, because the above represents essential elements of this Agreement.
p.	Ukoliko na bilo koji datum obračuna Banka utvrdi da je koeficijent Neto Dug /Ebitda veći od 3,0x.	p.	If on any calculation date the Bank determines that the Net Debt/Ebitda ratio is greater than 3.0x.
q.	Ukoliko Klijent ne obezbedi ispunjenje naknadnih uslova na način i u rokovima kako je predviđeno članom 6 ovog Ugovora.	q.	If the Client does not ensure the fulfilment of the conditions subsequent in the manner and within the deadlines as provided for in clause 6 of this Agreement.

UniCredit Bank

12.2 Klijent potpisom na ovom Ugovoru daje neopozivu saglasnost da u slučaju povrede obaveza koje ima po ovom Ugovoru, Banka automatski stiče pravo da objavi povredu i drugih ugovora koje je Klijent zaključio sa Bankom, tako da automatski sa nastupanjem pravnih posledica usled povrede ovog Ugovora nastupaju i pravne posledice kod drugih ugovora.	12.2 By signing this Agreement, the Client irrevocably agrees that, should any events of default occur hereunder, the Bank shall automatically be entitled to declare the event of default under other agreements entered between the Client and the Bank and, consequently, the occurrence of any legal effects resulting from any events of default hereunder shall automatically mean the occurrence of such legal effects under any other agreements.
12.3 Kada se dogodi Slučaj povrede ugovora (prema definiciji iz ovog Ugovora), Banka može, po sopstvenom nahođenju, da objavi nastupanje Slučaja povrede ugovora od strane Klijenta, u kom slučaju:	12.3 When an Event of Default (according to the definition under this Agreement) occurs, the Bank might, at its own discretion, declare the occurrence of an Event of Default by the Client, in which case:
a. Svi iznosi Kredita plativi po ovom Ugovoru i svim Finansijskim dokumentima zajedno sa svim kamatama, naknadom, troškovima i drugim plativim iznosima, kao što je definisano ovim Ugovorom, odmah će se smatrati dospelim i plativim Banci od strane Klijenta;	a. All Loan amounts due hereunder and claims under Finance Documents, including any interests, fees, costs and other payable amounts as provided herein, shall be considered immediately due and payable by the Client to the Bank;
b. Bilo koji iznos Kredita koji nije povučen od strane Klijenta neće nadalje moći da bude vučen;	b. Any amount of the Loan that has not been drawn by the Client may not be available for further withdrawal;
c. Banka će obračunati i naplatiti od Klijenta, a Klijent će Banci platiti, zateznu kamatu u skladu sa zakonskim propisima (u daljem tekstu **Zatezna kamata**). U slučaju da je ugovorena kamatna stopa (definisana u članu 7.1) viša od zatezne kamate, ugovorena kamata teče i nakon što Klijent dospe u docnju. Zatezna kamata će se obračunavati na sve neisplaćene iznose koji se duguju i plativi su po ovom Ugovoru, uključujući glavnicu, kamatu, naknade, kao i ostale troškove i druge plative iznose, za period od datuma Docnje Klijenta pa do datuma konačne isplate zaostalih iznosa (Datum otplate);	c. The Bank shall accrue and charge and the Client shall pay the default interest subject to the statutory regulations (hereinafter the **Default Interest**). If the agreed rate of interest (defined in clause 7.1 above) is higher than the default one, agreed interest shall continue to be accrued even after the Client defaults. The default interest shall be charged and accrued on any and all amounts outstanding and payable hereunder, including the principal, interest, fees, as well as other costs and amounts payable, for the period starting from the date of default committed by the Client until the date any overdue amounts have been settled in full (Repayment Date);
d. Sredstva obezbeđenja će odmah biti realizovana i Banka će imati pravo da naplati svoja potraživanja od Klijenta ili bilo kog drugog odgovornog lica u skladu sa ovim	d. The security shall immediately be exercised and the Bank shall be entitled to collect its claims from the Client or any other liable entities subject to this Agreement.

Ugovorom.		
12.4 **Slučaj nastupanja dodatnih rizika i odgovornost za slučaj sankcija**		12.4 **The case of the occurrence of additional risks and liability in the event of sanctions**
12.4.1 Ugovorne strane saglasno uređuju način postupanja za slučaj finansijskih i drugih sankcija koje mogu nastati, a koje su obavezujuće za Banku u skladu sa pravilima UniCredit Grupe ili propisima Republike Srbije, koje za cilj imaju ograničavanje upotrebe finansijskih sredstava i/ili platnog prometa, radi sprečavanja aktivnosti koje mogu da dovedu do kršenja ograničenja gore pomenutih finansijskih sankcija.		12.4.1 The Parties hereto jointly determine the manner of treatment in case of financial and other sanctions that may occur, which are binding on the Bank in accordance with the rules of the UniCredit Group and/or the Serbian legislation, aimed at limiting the use of funds and/or payments, to prevent activities that could lead to violations of the limitations of the above-mentioned financial sanctions.
12.4.2 Ovim Ugovorom Klijent prihvata sve rizike koji mogu nastati kao posledica mera donetih od strane Ujedinjenih Nacija (UN), Evropske Unije (EU) i/ili Američke agencije za kontrolu stranih sredstava (OFAC) ili druge međunarodne ili inostrane državne institucije, uključujući i blokadu sredstava na računima Klijenta. Svi komercijalni rizici posla, takođe, padaju na teret Klijenta i on ih potpisom ovog Ugovora prihvata.		12.4.2 The Client accepts hereunder all risks that may arise as a result of measures adopted by the United Nations (UN), European Union (EU) and/or the US Office of Foreign Assets Control (OFAC) or other international or foreign state institutions, including the blocking of funds on the accounts of the Client. All adjacent commercial risks shall be also borne by the Client as expressly agreed by the Client hereunder.
12.4.3 Ovim Ugovorom, Klijent se saglašava i obavezuje da neće koristiti sredstva iz ovog plasmana za poslovne aktivnosti koje bi mogle prouzrokovati povredu ili bi se mogle tumačiti kao da Banka prouzrokuje povredu sankcija ili embarga uspostavljenih od strane Ujedinjenih Nacija (UN), Evropske Unije (EU) i/ili Američke agencije za kontrolu stranih sredstava (OFAC) ili druge međunarodne ili inostrane državne institucije, uključujući tu i poslovne aktivnosti koje impliciraju osobe navedene pojedinačno i eksplicitno na listama sankcionisanih lica, koje liste izdaje bilo koji od navedenih institucija, odnosno organa, a sve radi sprečavanja odnosno izbegavanja kršenja ovakvih mera ili sankcija i izbegavanja odgovornosti za štetu ili drugih odgovornosti koje takvo kršenje može izazvati za Banku kao i UniCredit Grupu u celini.		12.4.3 By signing this Agreement, the Client agrees and undertakes not to use the approved facility for business activities that could cause violation or could be construed as a violation caused by the Bank of the sanctions or an embargo established by the United Nations (UN), European Union (EU) and/or the US Office of Foreign Assets Control (OFAC), or other international or foreign state institutions, including the business activities that implicate the persons listed separately and explicitly on the lists of sanctioned entities, which lists are from time to time issued by any of these institutions, or authorities, and all of mentioned for the purpose of preventing and/or avoiding violations of such measures or sanctions and avoiding liability for damages or other liability which such violation may cause for the Bank and for UniCredit Group as a whole.
12.4.4 Banka ima pravo jednostrano otkazati sve ili pojedine ugovorne odnose, te učiniti odnosna potraživanja dospelim, ukoliko Klijent ne		12.4.4 The Bank has the right to unilaterally terminate all or certain contractual relationships, and to make related receivables due, if the Client fails

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dostavi tražene podatke i dokumentaciju potrebnu za vođenje poslovnog odnosa sa Klijentom u skladu s internim aktima Banke, uključujući dokumentaciju i izjave, saglasnosti i ostale obrasce i podatke potrebne za utvrđivanje njegovog statusa i dostavljanje državnim organima na osnovu potpisanih međunarodnih ugovora ili ukoliko se na navedenog klijenta primenjuju ograničenja u pogledu poslovnih aktivnosti u vezi sa određenim zemljama, organizacijama, osobama, subjektima ili robama propisanim pravilima Grupe o finansijskim sankcijama, kao i u svim ostalim slučajevima navedenim u ovom Ugovoru.	to submit the required information and documentation necessary to conduct the business relationship with the Client in accordance with the Bank's internal regulations, including documentation and statements, consents and other forms and information necessary for establishing its status and for submission to the governmental bodies according to the international treaties, or if the specified Client is affected by restrictions on the business activities associated with certain countries, organizations, individuals, entities, or commodity provided for by the Group's rules on financial sanctions, as well as in all other cases specified in this Agreement.
12.4.5 Banka ima prava na jednostrani raskid ugovora odnosno jednostrano otkazivanje ugovora i/ili proglašenje obaveza iz ugovora dospelim na osnovu pisanog dopisa Banke upućenog Klijentu, gde će se jasno označiti koja od priznatih prava Banka jednostrano primenjuje i koje obaveze Klijenta nastaju usled toga, u smislu obaveznog aneksiranja ugovora, vraćanja Kredita, prestanka korišćenja plasmana u celosti i/ili obezbeđivanja novčanog pokrića za proizvode Banke čije se vraćanje ne može izvršiti od strane Klijenta.	12.4.5 The Bank is entitled to unilateral termination and/or cancelation of the agreement and/or to declare the obligations assumed hereunder due based on a written notice of the Bank to the Client, clearly indicating which of its recognized rights shall be unilaterally applied by the Bank and which Client's obligations arise therefrom, in terms of mandatory amendment to the Agreement, loan repayment, cancelation of the facility in full and/or providing cash coverage for the Bank's products that may not be repaid by the Client.
12.4.6 Banka će se za sve vreme trajanja ovog Ugovora ponašati sa pažnjom prema interesima Klijenta, pratiti izmene propisa i obavezujućih politika UniCredit Grupe, na osnovu kojih za Klijenta može nastati negativna posledica u saradnji sa Bankom u vezi korišćenja proizvoda Banke, te će Banka odmah po saznanju za ovakve informacije pisanim putem (što uključuje i komunikaciju putem elektronske pošte) obavestiti Klijenta o tome uz obaveštenje o vrstama mera (u stepenu u kom je to moguće).	12.4.6 The Bank shall, for the duration of this Agreement, act with care and attention to the interests of the Client, monitor changes in regulations and mandatory policies of UniCredit Group, under which the Client may incur negative consequences in cooperation with the Bank regarding the use of products of the Bank and the Bank shall immediately upon becoming aware of such information, notify the Client in writing thereof (which includes email correspondence as well), with notice of the types of measures imposed (to the extent that is possible).

Član 13 – Razno		**Clause 13 – Miscellaneous**
13.1 Potpisivanjem ovog Ugovora, zakonski zastupnik Klijenta daje neopozivu i bezuslovnu saglasnost Banci, da pribavi osnovni izveštaj od Kreditnog biroa za njih i ovim potvrđuju da su upoznati sa navedenim postupkom prilikom podnošenja zahteva Banci za odobravanje Kredita, kao i da će snositi trošak pribavljanja istih, uz urednu specifikaciju navedenog troška Klijentu od strane Banke. Ova saglasnost važi sve do potpunog izmirenja obaveza Klijenta po ovom Ugovoru.		13.1 By executing this Agreement, the legal representatives of the Client give irrevocable and unconditional consent to the Bank that it may obtain a basic report from the credit bureau for the Client and hereby acknowledge that they have been advised about the above mentioned procedure on the occasion of applying to the Bank for a Loan, as well as that they shall bear the costs of its obtaining, provided that such cost is duly specified by the Bank to the Client. This consent is valid until final settlement of the obligations of the Client hereunder.
13.2 Klijent potpisivanjem ovog Ugovora neopozivo i bezuslovno ovlašćuje Banku da može, o roku dospeća, zadužiti račune Klijenta za iznos dospele obaveze (obračunate naknade, troškove, kamate i glavnice) i sredstva dobijena na taj način preneti na račun Banke u cilju umanjenja iznosa plativih po ovom Ugovoru. Klijent takođe ovlašćuje Banku da, u slučaju da nema sredstava na dinarskim računima, Banka može da izvrši otkup i konverziju odgovarajućeg deviznog iznosa sa deviznih računa Klijenta kod Banke po kupovnom kursu Banke na dan otkupa i da istog dana prenese sredstva na Klijentov tekući račun radi naplate dospelih potraživanja iz ovog Ugovora ili direktno na račun Banke zatvaranjem dospelog potraživanja Banke.		13.2 By signing this Agreement, the Client irrevocably and unconditionally authorizes the Bank to debit the Client's accounts for the amount due (accrued fees, costs, interest and principal) and transfer the funds obtained in this way to the Bank's account in order to reduce the amount payable under this Contract. The Client also authorizes the Bank that, in case of no funds on dinar accounts, the Bank may redeem and convert the appropriate foreign currency amount from the Client's foreign currency accounts with the Bank at the Bank's purchase rate on the day of redemption and transfer funds to the Client's current account for the purpose of collection of due receivables from this Agreement or directly to the Bank's account by closing the loan sub-account.
13.3 Propust ili zakašnjenje Banke u korišćenju prava po ovom Ugovoru ili bilo kom Dokumentu o obezbeđenju neće se tumačiti kao odricanje od takvog prava i neće onemogućiti dalje korišćenje bilo kog drugog prava.		13.3 No failure or delay by the Bank in exercising any right under this Agreement or under any Security Documents shall be construed as a waiver thereof and shall not prevent any other or further exercise of any other right.
13.4 Klijent će uspostaviti i obezbediti kontinuirano važeće instrumente obezbeđenja po ovom Ugovoru i, u odgovarajućim slučajevima, ih obnavljati, shodno zahtevima Banke, a preduzeće sve neophodne i poželjne korake koji će omogućiti da ovako uspostavljeni instrumenti obezbeđenja budu u svakom trenutku punovažni i izvršni, na način koji je u		13.4 The Client shall constitute and shall maintain in force the security instruments provided hereunder and when appropriate, shall renew them, as may be required by the Bank, and shall take all necessary and advisable steps in order to ensure that security instruments constituted in such a way are valid and enforceable at all times, in the manner that is

UniCredit Bank

svakom slučaju zadovoljavajući za Banku.			in all respects satisfactory to the Bank.
13.5 Ako bilo koja odredba ovog Ugovora ili Dokumenta o obezbeđenju ili drugog Finansijskog dokumenta, jeste ili postane nezakonita, nevažeća, ništava ili nesprovodiva u bilo kom pogledu po osnovu zakona, zakonitost, validnost i sprovodivost preostalih odredbi neće biti dovedena u pitanje.		13.5	Should any of the provisions hereof and/or under any Security Document or Finance Document prove to be or become illegal, unacceptable, invalid or unenforceable by operation of the law for any reason whatsoever, the legality, validity and enforceability of other provisions shall not be affected.
13.6 Banka će imati puno pravo da se osloni na bilo koje instrukcije koje propisno potpiše Klijentov ovlašćeni predstavnik i koje su overene Klijentovim službenim pečatom ako ga Klijent koristi.		13.6	The Bank shall be fully entitled to rely on any instructions duly signed by the Client's authorized representative and certified by the Client's official seal.
13.7 U meri u kojoj zakon to dozvoljava, Banka može u bilo kom trenutku izvršiti kompenzaciju i upotrebiti bilo koji ili sve depozite (bilo opšte ili specijalne, oročene ili po viđenju, dospele ili nedospele) Klijenta kod Banke, u sedištu ili bilo kojoj filijali, podređenoj ili povezanoj jedinici, a za svrhe umanjenja iznosa plativih po ovom Ugovoru.		13.7	To the extent allowed by the law, the Bank may at any time provide for the reimbursement and use any and all deposits (whether or special, term or demand, matured or not) held by the Client with the Bank, in its head office or any of its branches, subsidiaries or affiliates for the purpose of reducing the amounts due hereunder.
13.8 Klijent prihvata da Bančine poslovne knjige, računovodstvene knjige i druga dokumenta Banke osim u slučaju očiglednih grešaka, služe kao dokaz Klijentovih dugovanja.		13.8	The books, accounts and other documents of the Bank are hereby accepted by the Client as conclusive evidence of the Client's debts absent manifest error.
13.9 Banka će striktno štititi tajnost transakcija i usluga koje pruža, kao i podatke o Klijentu i sa njim povezanim licima u skladu sa važećim zakonima, međunarodnom praksom i drugim propisima. Klijent je izričito saglasan, u skladu sa članom 47. stav 3. Zakona o bankama, da Banka ima pravo da podatke iz ovog Ugovora, podatke o Klijentu, njegovim povezanim licima, dokumentaciju koja čini dosije uz ovaj Ugovor, kao i druge podatke koji se smatraju bankarskom tajnom, te podatke o obavezama po ovom Ugovoru i načinu njihovog izmirivanja i pridržavanju ugovornih odredbi, prosledi u Centralnu bazu podataka UniCredit grupe, članovima UniCredit Grupe, članovima svojih organa, svojim akcionarima, zaposlenima u Banci, spoljnom revizoru Banke, nadležnim poreskim organima u cilju razmene podataka sa poreskim organima drugih država na osnovu zaključenih bilateralnih, multilateralnih		13.9	The Bank will strictly protect the confidentiality of transactions and services it provides, as well as data about the Client and related persons in accordance with applicable laws, international practice and other regulations. The Client expressly agrees in accordance with Clause 47(3) of the Law on Banks that the Bank has the right to forward the information under this Agreement, information about the Client, its affiliates, the documentation on the credit files enclosed hereto, and other information considered as bank secret, as well as data on the obligations arising from this Agreement and the manner of their settlement and observance of the contractual provisions, to the central database of UniCredit Group, the members of its bodies, its shareholders, bank employees, external auditor of the Bank, competent tax authorities for the purpose of exchanging information with the tax

UniCredit Bank

sporazuma, pisama o namerama za zaključenje istih ili preporučenih smernica za postupanje finansijskih institucija sa teritorije Republike Srbije, Kreditnom birou Udruženja banaka Srbije, Narodnoj banci Srbije, kao i drugim licima koji zbog prirode posla koji obavljaju moraju imati pristup takvim podacima, kao i trećim licima sa kojima Banka ima zaključen Ugovor koji reguliše postupanje sa poverljivim podacima.Klijent je izričito saglasan da Banka ima pravo da podatke o Klijentu koji se odnose na adresu, brojeve telefona, faks i telefaks uređaje, e-mail adrese i ostale podatke za uspostavljanje kontakta, a koje je Klijent prezentovao Banci prilikom potpisivanja ovog Ugovora, koristi radi dostavljanja Klijentu obaveštenja o svojim aktivnostima, proizvodima i uslugama, u vidu letaka, prospekata, elektronskih poruka, kao i svih drugih sredstava poslovne komunikacije i poslovne prezentacije.	authorities of other countries on the basis of bilateral or multilateral agreements or letters of intent for their conclusion or the recommended guidelines for the treatment of financial institutions on the territory of the Republic of Serbia, the Credit Bureau Association of Serbian Banks, the NBS, as well as to other persons who, due to the nature of their work must have access to such data, all in accordance with the Serbian legislation, as well as to third parties with whom the Bank has concluded a confidentiality agreement. The Client expressly agrees that the Bank is entitled to use the information about the Client relating to its address, phone numbers, fax and telefax devices, e-mail addresses and other contact data, presented by the Client to the Bank on signing of this Agreement, for notifying the Client about its activities, products and services in the form of leaflets, brochures, e-mails, and all other means of business communication and presentation.
Član 14 – Važeće pravo i sudska nadležnost	**Clause 14 – Applicable law and court jurisdiction**
14.1 Važeće pravo za ovaj Ugovor je pravo Republike Srbije.	14.1 This Agreement shall be governed by the laws of the Republic of Serbia.
14.2 Sve sporove između Ugovornih strana i/ili trećih lica koji proisteknu iz ovog Ugovora ili u vezi sa ovim Ugovorom, Ugovorne strane će pokušati da reše na miran način, a u slučaju da to nije moguće, spor će se izneti pred Privredni sud u Beogradu.	14.2 The Parties shall endeavour to amicably resolve any disputes between the Parties and/or third parties arising from or in connection with this Agreement, whereas such disputes shall otherwise be referred to the Commercial Court in Belgrade.
14.3 Ovaj Ugovor je sastavljen u 4 (četiri) istovetna primeraka, na srpskom i engleskom jeziku uporedo od kojih su po 2 (dva) za Banku i Klijenta. U slučaju tumačenja relevantna je verzija na srpskom jeziku.	14.3 This Agreement is made in 4 (four) counterparts, in Serbian and English version side-by-side; 2 (two) for the Bank, 2 (two) for the Client. In case of discrepancy in interpretation, the Serbian version shall prevail
14.4 Ovaj Ugovor stupa na snagu na najkasniji datum kada ga potpiše ovlašćeni predstavnik bilo koje Ugovorne strane.	14.4 This Agreement shall enter into effect on the latest date when signed by the authorized representative of any of the Parties.

UniCredit Bank

Strana sa potpisima
UGOVORA O KREDITU BR. RL 0203/24 / SIGNATURE PAGE OF THE FACILITY AGREEMENT NO. RL 0203/24

ZA KLIJENTA / FOR THE CLIENT
Meridian Tech društvo sa ograničenom odgovornošću Beograd

MERIDIAN TECH BEOGRAD

Direktor /Director

ZA BANKU / FOR THE BANK
UNICREDIT BANK SRBIJA A.D. BEOGRAD

za ***Stefan Golubović***
Direktor za poslovanje sa međunarodnim privrednim društvima/ Head of International Customers

za ***Zoran Jevtović***
Viši stručni saradnik za poslovanje sa međunarodnim privrednim društvima/ Senior Relationship manager in the International Customers Department

UniCredit Bank

PRILOG 1 / SCHEDULE 1

FORMA ZAHTEVA ZA POVLAČENJE KREDITA / UTILISATION REQUEST FORM

Za: **UNICREDIT BANK SRBIJA AD BEOGRAD**, kao Davaoca kredita i Banke Od: **Meridian Tech društvo sa ograničenom odgovornošću Beograd**, kao Korisnika kredita i klijenta	To: **UNICREDIT BANK SERBIA JSC BELGRADE**, as the Lender and the Bank From: **Meridian Tech društvo sa ograničenom odgovornošću Beograd**, as the Borrower and Client
Dana: ________	Date: ________
Ugovor o kreditu br. RL 0203/24 od dana 30. aprila 2024. godine ("Ugovor o kreditu")	**Re: Facility Agreement No. RL 0203/24 dated 30 April 2024** (the **"Facility Agreement"**)
Zahtev za povlačenje	**Utilisation Request**
Poštovani, Sa pozivom na gornji Ugovor, ovim vas obaveštavamo da želimo da izvršimo povlačenje sredstava po ovom Kreditu sa datumom valute ____-___.20__. u iznosu od RSD __________	Dear Sir/Madam, With reference to the above Facility Agreement, we hereby notify you of our intention to utilise the funds under this Facility with the value date of ____, 20 in the amount of RSD __________.
Navedena sredstva koristićemo isključivo za svrhe određene Ugovorom o kreditu.	The funds mentioned above will be used exclusively for the purposes defined in the Facility Agreement.
Napred navedeni iznos treba uplatiti na naš račun __________________	The aforementioned amount should be credited to our account number: __________________
Ovim potvrđujemo da na datum ovog zahteva:	By this notice, we confirm that as of the date of this request:
a) ispunjavamo naše obaveze po ovom Ugovoru o kreditu, naročito u vezi sa članom 10 Ugovora o kreditu;	a) We are in compliance with our obligations under this Facility Agreement, particularly concerning clause 10 of the Facility Agreement;
b) obavezujuće izjave navedene u članu 11. Ugovora o kreditu, na datum ovog zahteva, nastavljaju da važe i da su u njima navedeni podaci tačni;	b) The representations and warranties stated in clause 11 of the Facility Agreement, as of the date of this request, continue to be valid and the information therein is accurate;
c) se nije dogodio nikakav Slučaj povrede Ugovora niti se javila mogućnost Slučaja povrede Ugovora, prema odredbama člana 12. Ugovora o kreditu;	c) No Event of Default has occurred, nor has the possibility of an Event of Default occurred, according to the provisions of Article 12 of the Facility Agreement;
d) svi relevantni prethodni uslovi navedeni u članu 5. Ugovora o kreditu su ispunjeni.	d) All relevant conditions precedent as stated in clause 5 of the Facility Agreement have been fulfilled.

UniCredit Bank

Termini definisani u Ugovoru o kreditu imaju isto značenje u ovom zahtevu za povlačenje.		Terms defined in the Facility Agreement shall have the same meaning when used in this utilisation request.

Za / For

Meridian Tech društvo sa ograničenom odgovornošću Beograd

____

Direktor / Director

UniCredit Bank

PRILOG 2 / SCHEDULE 2

FORMA POTVRDE O USAGLAŠENOSTI / COMPLIANCE CERTIFICATE FORM

Za: **UNICREDIT BANK SRBIJA AD BEOGRAD**, kao Davaoca kredita i Banke	To: **UNICREDIT BANK SERBIA JSC BELGRADE**, as the Lender and the Bank
Od: **Meridian Tech društvo sa ograničenom odgovornošću Beograd**, kao Korisnika kredita i klijenta	From: **Meridian Tech društvo sa ograničenom odgovornošću Beograd**, as the Borrower and Client
Dana: ________	Date: ________
Ugovor o kreditu br. RL 0203/24 od dana 30. aprila 2024. godine ("Ugovor o kreditu")	**Re: Facility Agreement No. RL 0203/24 dated 30 April 2024** (the **"Facility Agreement"**)
Potvrda o usaglašenosti	**Compliance Certificate**
Poštovani, Pozivamo se na Ugovor o kreditu. Ovo je Potvrda o usaglašenosti. Svi pojmovi napisani velikim početnim slovom u ovoj Potvrdi o usaglašenosti imaće značenje koje im je dato u Ugovoru o kreditu, osim ukoliko ovom Potvrdom nije drugačije predviđeno.	Dear Sir/Madam, We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
1. Potvrđujemo sledeće: Neto Dug/Ebitda iznosi ___, na osnovu sledećih kalkulacija ___.	1. We confirm that: Net Debt/Ebitda amounts ___, based on the following calculations ___,
2. Potvrđujemo da nismo u prekršaju obaveze iz člana 10.2.2 Ugovora, odnosno da relevantna dozvoljena plaćanja koja smo izvršili nisu premašila ukupan iznos od EUR 6.000.000 (slovima: šest miliona evra) na godišnjem nivou.	2. We confirm that we are not in violation of the obligations set forth under clause 10.2.2 of the Agreement, and that the relevant permitted payments we performed did not exceed the total amount of EUR 6,000,000 (in words: six million euros) on an annual basis.
3. Potvrđujemo da nije nastupio niti traje Slučaj povrede ugovora.	3. We confirm that no Event of Default has occurred or is continuing.

Za / For

Meridian Tech društvo sa ograničenom odgovornošću Beograd

____

Direktor